Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.             )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Phillips 66
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Phillips 66 intends to release definitive copies of the proxy statement to security holders on or about March 25, 2015.

March        , 2015

To My Fellow Shareholders:

On behalf of your Board of Directors and management, you are cordially invited to attend the Annual Meeting of Shareholders to be held at the Marriott Houston Westchase, 2900 Briarpark Drive, Houston, Texas 77042, on Wednesday, May 6, 2015, at 9:00 a.m. Central Daylight Time. You will find information regarding the matters to be voted on at the meeting in the attached proxy statement.

We are Phillips 66—a diversified energy manufacturing and logistics company with a portfolio of midstream, chemicals, refining, and marketing and specialties businesses. Our diverse portfolio uniquely positions us to capture opportunities of the rapidly changing energy landscape. We are committed to operating excellence, and that guides everything we do. It always will. I look forward to sharing more about your company when we gather for our annual meeting.

A commitment to shareholder engagement.    We value the perspectives our shareholders provide through participation at our annual meeting and through direct conversations that we have throughout the year. In response, we have redesigned our proxy statement to be easier to follow and with clearer and fuller disclosure. In addition, you will notice that, based on your comments, we are asking shareholders to vote on a proposal that will result in the annual election of all members of your board of directors. We look forward to continuing our dialogue with you in the coming year.

Growing shareholder distributions.    We emphasize growing shareholder distributions in the form of share repurchases and dividends. In 2014, we increased the dividend by 28 percent and returned $4.7 billion of capital to shareholders through dividends, share repurchases, and the exchange of Phillips Specialty Products shares for Phillips 66 shares.

Your vote is important.    Whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please vote by telephone or on the Internet or mark your vote on the enclosed proxy card, sign it, date it, and return it by mail. For additional information on voting your shares, please see the instructions in the proxy statement on page 63.

Safety. Honor. Commitment.    These are the guiding principles for how the 14,000 employees of Phillips 66 conduct business day in and day out. It is with the spirit of those values that we look forward to greeting you on May 6.

Sincerely,

Greg C. Garland Chairman of the Board and Chief Executive Officer

At Phillips 66, safety is the first of our values. Protecting our workers and assets is so important that our employees are empowered to stop any project or activity if they believe it poses a risk to themselves or the people around them. To reinforce the importance of safety *at all levels*, the company's overall performance on safety, process safety, and operating excellence is a factor in employees' annual bonuses.

In 2014, the company's combined total employee and contractor recordable rate (number of employees injured for every 200,000 work hours) was 0.19, a 14 percent improvement over the prior year. In addition, 2014 was the best performance year in the history of our company, with our total recordable rate one of the lowest in our industry. While this was a substantial accomplishment, the ultimate goal is zero workplace injuries.

We are committed to protecting the health and safety of everyone who has a role in our operations and the communities in which we operate. At Phillips 66, we are determined to be the safest, most reliable, and environmentally sound company in our industry.

USA SWIMMING FOUNDATION
MAKE A SPLASH TOUR
presented by PHILLIPS 66

Phillips 66's commitment to safety extends beyond the workplace. Since 2009, Phillips 66 has joined forces with the USA Swimming Foundation and Olympic athletes to raise awareness about the importance of learning to swim through the USA Swimming Foundation's Make a Splash Tour presented by Phillips 66.

The Tour is designed to educate parents, children and communities about the importance of learning to swim. As part of the program, current and former Olympic swimmers, along with Phillips 66 and USA Swimming Foundation personnel, visit communities where Phillips 66 operates. At each stop, the Olympians meet with childern, parents, civic leaders and government officials.

Each year, more than 3,400 people drown in the United States, according to the Centers for Disease Control and Prevention (CDC), and more than one in five fatal drowning victims are children younger than 14. Nearly 70 percent of African-Americans, 60 percent of Latinos, and 40 percent of Caucasians in this country cannot swim, according to a national research study by USA Swimming Foundation and the University of Memphis.

Make a Splash is the national child-focused water safety campaign, which aims to provide the opportunity for every child in America to learn to swim. Through Make a Splash, the USA Swimming Foundation partners with learn-to-swim providers and water safety advocates across the country to provide swimming lessons and educate children and their families on the importance of learning how to swim. Through its more than 600 local partner programs, Make a Splash offers free or discounted swimming lessons or water safety education in all 50 states.

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

May 6, 2015
9:00 A.M. Central Daylight Time

Marriott Houston Westchase
2900 Briarpark Drive
Houston, Texas 77042

ITEMS OF BUSINESS

1.
To elect the three Directors named in this proxy statement

2.
To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015

3.
To consider and vote on a management proposal to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers

4.
To consider and vote on a management proposal regarding the annual election of Directors

5.
To consider and vote on a shareholder proposal

6.
To transact other business properly coming before the meeting

RECORD DATE

You can vote if you were a shareholder of record on March 13, 2015.

ANNUAL REPORT

Our 2014 Annual Report to Shareholders accompanies, but is not part of, these proxy materials.

PROXY VOTING

Shareholders as of the Record Date are invited to attend the annual meeting. Whether or not you plan to attend in person, please vote in advance of the meeting by using one of the methods described in this proxy statement.

By Order of the Board of Directors

Paula A. Johnson
Corporate Secretary

March        , 2015

2015 PROXY STATEMENT 1

2 2015 PROXY STATEMENT

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement. For more complete information regarding the Company's 2014 performance, please review the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Your vote is very important to us and to our business. Please cast your vote right away on all of the proposals to ensure your shares are represented.

If you are a beneficial owner and do not give your broker instructions on how to vote your shares, the broker will return the proxy card to us without voting on proposals not considered "routine." This is known as a broker non-vote. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015 is considered to be a routine matter. Your broker may not vote on any non-routine matters without instructions from you.

PROPOSALS REQUIRING YOUR VOTE

		MORE INFORMATION	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL

PROPOSAL 1	Election of Directors	Page 13	FOR each Nominee	Majority of votes cast
PROPOSAL 2	Ratification of the Appointment of Ernst & Young LLP	Page 19	FOR	Majority of votes present
PROPOSAL 3	Advisory Approval of Executive Compensation	Page 21	FOR	Majority of votes present
PROPOSAL 4	Management Proposal Regarding the Annual Election of Directors	Page 59	FOR	80% of Voting Stock
PROPOSAL 5	Shareholder Proposal	Page 60	AGAINST	Majority of votes present

VOTE RIGHT AWAY

Even if you plan to attend our Annual Meeting in person, please read this proxy statement carefully and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction card in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 (800) 690-6903	Cast your ballot, sign your proxy card and send by mail in the enclosed postage-paid envelope

If you hold your Phillips 66 stock in a brokerage account (that is, in "street name"), your ability to vote by telephone or over the Internet depends on your broker's voting process. Please follow the directions on your proxy card or voting instruction card carefully. If you plan to vote in person at the Annual Meeting and you hold your Phillips 66 stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

If you hold your stock through a Phillips 66 employee benefit plan, please see page 64 for information about voting.

2015 PROXY STATEMENT 3

PROXY SUMMARY

VISIT OUR WEBSITE

Visit 24/7 www.phillips66.com
Review and download this proxy statement and our Annual Report.

Sign up for electronic delivery of future Annual Meeting materials to save money and reduce our impact on the environment at www.proxyvote.com.

WE ARE PHILLIPS 66

Phillips 66 is a diversified energy manufacturing and logistics company with a portfolio of midstream, chemicals, refining, and marketing and specialties businesses. Our strategic priorities are to:

  •
  Maintain Strong Operating Excellence

  •
  Deliver Profitable Growth

  •
  Enhance Returns on Capital

  •
  Grow Shareholder Distributions

  •
  Build a High-Performing Organization

2014 PERFORMANCE HIGHLIGHTS

In a challenging environment in 2014, earnings were $4.8 billion, or $8.33 per share, compared with $3.7 billion, or $6.02 per share, in 2013. Adjusted earnings for the year were $3.8 billion, and adjusted earnings per share were $6.62. We reinvested $3.8 billion in our business, increased the dividend by 28 percent, and returned $4.7 billion of capital to shareholders through dividends, share repurchases, and the exchange of Phillips Specialty Products shares for Phillips 66 shares. The Company generated approximately $3.5 billion of cash from operations, maintained a strong balance sheet, and ended the year with a debt-to-capital ratio of 28 percent, within our 20 to 30 percent target range. You will find more information regarding the Company's performance in 2014 beginning on page 22.

Although the Company performed well against rigorous financial and operational targets in the annual bonus program, market conditions and stock performance at the end of 2014 did not, in the view of our Human Resources and Compensation Committee, which we may refer to as our Compensation Committee, justify a full payout. As explained in more detail in the Compensation Discussion and Analysis, the Compensation Committee exercised negative discretion by reducing the bonus plan payouts for the NEOs. The Committee based this decision on the Company's relative TSR for the year. The Compensation Committee concluded that this adjustment served to more closely align executive's 2014 bonus with shareholders and strengthened the Company's overall link between pay and performance.

OUR COMPENSATION PHILOSOPHY

Our compensation programs support our corporate vision of providing energy and improving lives. Our programs are aligned with key elements of our corporate strategy. Important tenets of our approach include:

  •
  We ensure executive compensation drives behaviors and actions consistent with shareholder interests, prudent risk-taking and long-term perspective.

  •
  We believe our compensation programs play an important role in our employee value proposition. They provide a competitive advantage, helping the Company attract, retain, motivate, and reward high-performing executive talent, as well as support succession planning.

  •
  We pay for performance. Executives have a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation.

  •
  We target and award reasonable and competitive compensation levels, aligned with market median levels, and allow for differentiation based on performance.

  •
  We emphasize Phillips 66 stock ownership by establishing stock ownership guidelines for our executives that are set at a multiple of their annual base salary.
4 2015 PROXY STATEMENT

PROXY SUMMARY

  •
  We provide executives the same group benefit programs as we provide other employees, on substantially the same terms.

  •
  We limit executive perquisites to items that serve a reasonable business purpose.

GOVERNANCE HIGHLIGHTS

This year, we are asking shareholders to vote on a management proposal to move to the annual election of all Directors. See page 59 for details of that proposal. In addition, we already follow these other corporate governance best practices:

Majority voting for Directors	YES
Active shareholder engagement	YES
Substantial majority of independent Directors	YES
Independent Lead Director	YES
Independent Board Committees	YES
Executive sessions of independent Directors	YES
Stock ownership guidelines	YES
Prohibition on pledging and hedging of our stock	YES
Clawback policy	YES
Poison pill	NO

DIRECTOR NOMINEES

NAME	AGE	OCCUPATION	COMMITTEES	OTHER PUBLIC COMPANY BOARDS

J. Brian Ferguson	60	Retired Chairman of Eastman Chemical	HRCC	Owens Corning
			NGC
			Exec
Harold W. McGraw III	66	Chairman of the Board of McGraw Hill Financial	HRCC	United Technologies
			NGC
			Exec
Victoria J. Tschinkel	67	Vice-Chairwoman, 1000 Friends of Florida	AFC	—
			PPC
			Exec

AFC	=	Audit and Finance Committee
Exec	=	Executive Committee
HRCC	=	Human Resources and Compensation Committee
NGC	=	Nominating and Governance Committee
PPC	=	Public Policy Committee

BOARD DIVERSITY AND INDEPENDENCE

Our business requires that we bring together a leadership team with a diversity of backgrounds, experience and thought. The make-up of our executives and Board members reflects the commitment to diversity that we strive for throughout the organization. The charts below highlight the diversity and independence of our Directors.

2014 SHAREHOLDER ENGAGEMENT

At our 2014 Annual Meeting of Shareholders, approximately 85% of shareholders who cast an advisory vote on the Company's Say-on-Pay proposal voted in favor of the Company's executive compensation programs. Throughout the past

2015 PROXY STATEMENT 5

PROXY SUMMARY

year, we have engaged in dialogue with our largest shareholders about various corporate governance topics, including executive compensation, and have received strong, positive feedback. The Compensation Committee values these discussions and encourages shareholders to provide feedback about our executive compensation programs.

Based on the results of the 2014 vote and our ongoing dialogue with shareholders, as well as a consideration of evolving best practices, the Compensation Committee continues to examine our compensation programs to ensure alignment with shareholders remains strong, as discussed in the "Compensation Discussion and Analysis" beginning on page 21.

ATTEND OUR 2015 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	9:00 a.m. (CDT) on Wednesday, May 6, 2015
Location:	Marriott Houston Westchase 2900 Briarpark Drive Houston, Texas 77042 (281) 558-8338
Record Date:	March 13, 2015
6 2015 PROXY STATEMENT

 PROXY STATEMENT

This proxy statement and accompanying proxy are being provided to shareholders on or about March 25, 2015, in connection with the solicitation by the Board of Directors of Phillips 66 of proxies to be voted at the 2015 Annual Meeting of Shareholders on May 6, 2015.

CORPORATE GOVERNANCE OF THE COMPANY

The Nominating and Governance Committee, which we may also refer to as the Nominating Committee, and the Board of Directors annually review the Company's governance structure to take into account changes in Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) rules, as well as current best practices. Our Corporate Governance Guidelines, posted on the "Investors" section of the Company's website under the "Governance" caption and available in print upon request (see "Available Information" on page 67), address the following matters, among others:

  •
  director qualifications

  •
  director responsibilities

  •
  committees of the board

  •
  director access to officers, employees and independent advisors

  •
  performance evaluations of the board

  •
  director orientation and continuing education

  •
  director compensation

  •
  Chief Executive Officer (CEO) evaluation and succession planning

BOARD LEADERSHIP STRUCTURE

Chairman and CEO Roles

Although the Board of Directors has the authority to separate the positions of Chairman and CEO if it deems appropriate, the Board believes it is in the best interest of the Company's shareholders to combine them. Doing so enables one person to guide the Board in setting priorities for the Company and in addressing the risks and challenges the Company faces. The Board of Directors believes that, while its non-employee Directors bring a diversity of skills and perspectives to the Board, the Company's CEO, by virtue of his day-to-day involvement in managing the Company, is best suited at this time to serve as Chairman and perform this unified role.

The Board of Directors believes there is no single organizational model that is the best and most effective in all circumstances. As a consequence, the Board of Directors periodically considers whether the offices of Chairman and CEO should continue to be combined and who should serve in such capacities. The Board of Directors also periodically reexamines its corporate governance policies and leadership structure to ensure that they continue to meet the Company's needs.

Independent Director Leadership

The Board of Directors has adopted strong governance practices to ensure that an appropriate balance of power exists between the non-employee Directors and management, including:

  •
  appointing a Lead Director

  •
  requiring a substantial majority of independent directors
2015 PROXY STATEMENT 7

CORPORATE GOVERNANCE OF THE COMPANY

  •
  having only independent directors serve on the Audit and Finance Committee, which we may also refer to as the Audit Committee; the Compensation Committee; and the Nominating Committee

  •
  holding executive sessions of the non-employee Directors at each Board meeting

  •
  having only independent directors evaluate the CEO's performance annually and approve the CEO's pay

Mr. McGraw currently serves as our Lead Director. In appointing him, the Board of Directors considered it to be useful and appropriate to designate an independent Director to serve in a lead capacity to coordinate the activities of the non-employee Directors and to perform such other duties and responsibilities as the Board of Directors may determine. Specifically, those duties include:

  •
  advising the Chairman as to an appropriate schedule of Board meetings, seeking to ensure that the non-employee Directors can perform their duties responsibly while not interfering with operations

  •
  providing the Chairman with input as to the preparation of the agendas for the Board meetings and assuring that there is sufficient time for discussion of all agenda items

  •
  advising the Chairman as to the quality, quantity and timeliness of the flow of information from management to the non-employee Directors in order that they may perform their duties effectively and responsibly, including specifically requesting certain materials be provided to the Board

  •
  recommending to the Chairman the retention of consultants who report directly to the Board of Directors

  •
  interviewing all board candidates and making nomination recommendations to the Nominating Committee and the Board of Directors

  •
  assisting the Board of Directors and Company officers in assuring compliance with and implementation of the Corporate Governance Guidelines

  •
  having the authority to call meetings of the non-employee Directors, as well as to develop the agenda for and moderate any such meetings and executive sessions of the non-employee Directors

  •
  acting as principal liaison between the non-employee Directors and the Chairman on sensitive issues

  •
  participating in the periodic discussion of CEO performance with the Compensation Committee

  •
  ensuring the Board of Directors conducts an annual self-assessment and meeting with the CEO to discuss the results of the annual self-assessment

  •
  working with the Nominating Committee to recommend the membership of the various Board committees, as well as selection of the committee chairs

The Board of Directors believes that its current structure and processes encourage its non-employee Directors to be actively involved in guiding the work of the Board. The chairs of the Board's committees review their agendas and committee materials in advance, communicating directly with other Directors and members of management as each deems appropriate. Moreover, each Director is free to suggest agenda items and to raise matters at Board and committee meetings that are not on the agenda.

Our Corporate Governance Guidelines require that the non-employee Directors meet in executive session at every meeting and that the independent Directors meet in executive session at least annually. As Lead Director, Mr. McGraw presides at such executive sessions. Each executive session may include discussions of, among other things, (1) the performance of the Chairman and the Chief Executive Officer, (2) matters concerning the relationship of the Board of Directors with the members of senior management, and (3) such other matters as the non-employee Directors deem appropriate. No formal action of the Board of Directors is taken at these meetings, although the non-employee Directors may subsequently recommend matters for consideration by the full Board. The Board of Directors may invite guest attendees for the purpose of making presentations, responding to questions, or providing counsel on specific matters within their areas of expertise.

8 2015 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

SUMMARY OF BOARD COMMITTEES

	Mr. FERGUSON	Mr. GARLAND	Mr. LOOMIS	Mr. LOWE	Mr. MCGRAW	Mr. TILTON	Ms. TSCHINKEL	Dr. WHITTINGTON

Audit and Finance			X*				X	X
Executive	X	X*	X		X		X
Human Resources and Compensation	X*				X	X
Nominating and Governance	X				X*	X
Public Policy			X	X			X*	X

*
Committee Chair

The charters for our Audit Committee, Executive Committee, Compensation Committee, Nominating Committee, and Public Policy Committee can be found in the "Investors" section on the Phillips 66 website under the "Governance" caption. Shareholders may also request printed copies of these charters by following the instructions located under the caption "Available Information" on page 67.

DIRECTOR INDEPENDENCE

The Corporate Governance Guidelines also contain director independence standards, which are consistent with the standards set forth in the NYSE listing standards, to assist the Board of Directors in determining the independence of the Company's Directors. The Board of Directors has determined that each Director, except Messrs. Garland and Lowe, meets the standards regarding independence set forth in the Corporate Governance Guidelines and is free of any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Mr. Garland is not considered independent because he is an executive officer of the Company. Mr. Lowe is not considered independent because of his affiliation with ConocoPhillips prior to our 2012 spin-off from ConocoPhillips. It is expected that Mr. Lowe will meet the criteria to be considered independent beginning in May 2015, the third anniversary of the spin-off. In making independence determinations, the Board of Directors specifically considered the fact that many of our Directors are directors, retired officers or shareholders of companies with which we conduct business. In addition, some of our Directors serve as employees of, or consultants to, companies that do business with Phillips 66 and its affiliates (as further described in "Related Party Transactions" on page 11). Finally, some of our Directors may purchase retail products (such as gasoline, fuel additives or lubricants) from the Company. In all cases, it was determined that the nature of the business conducted and the interest of the Director by virtue of such position were immaterial both to the Company and to such Director.

COMMUNICATIONS WITH THE BOARD

The Board of Directors maintains a process for shareholders and interested parties to communicate with the Board of Directors. Shareholders and interested parties may communicate with the Board of Directors by contacting our Corporate Secretary, Paula A. Johnson, as provided below:

Mailing Address:	Corporate Secretary Phillips 66 P.O. Box 4428 Houston, TX 77210
Phone Number:	(281) 293-6600
Internet:	"Investors" section of the Company's website under the "Governance" caption

Relevant communications are distributed to the Board of Directors or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to its duties and responsibilities not be distributed, such as: business solicitations or advertisements; junk mail and mass mailings; new product suggestions; product complaints; product inquiries; résumés and other forms of job inquiries; spam; and surveys. In addition, material that is considered hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out is made available to any non-employee Director upon request.

2015 PROXY STATEMENT 9

CORPORATE GOVERNANCE OF THE COMPANY

DIRECTOR MEETING ATTENDANCE

Recognizing that director attendance at the Company's Annual Meeting can provide the Company's shareholders with an opportunity to communicate with the Directors about issues affecting the Company, the Company actively encourages our Directors to attend the Annual Meeting of Shareholders. All of our Directors attended the 2014 Annual Meeting of Shareholders, except for Mr. Lowe, who was unable to attend due to attendance at another company's board meeting.

The Board of Directors met six times in 2014. Each Director attended at least 75 percent of the aggregate of:

  •
  the total number of meetings of the Board in 2014, and

  •
  the total number of full-committee meetings held in 2014 by all committees of the Board on which she or he served.

BOARD'S RISK OVERSIGHT

The Company's management is responsible for the day-to-day conduct of our businesses and operations, including management of risks the Company faces. In furtherance of this responsibility, our management has established an enterprise risk management program designed to identify and facilitate management of the significant and diverse risks facing the Company and the approaches to mitigate such risks. The Board of Directors has broad oversight responsibility over the Company's enterprise risk management program and is updated by management on its development and implementation. In this oversight role, the Board of Directors is responsible for satisfying itself that the risk management processes designed and implemented by the Company's management are functioning as intended, and that necessary steps are taken to foster a culture of risk-adjusted decision making throughout the organization.

In carrying out its oversight responsibility, the Board of Directors has delegated to individual committees certain elements of this oversight function, while retaining oversight responsibility for strategic risks. In this context, the Board of Directors delegated authority to the Audit Committee to facilitate coordination among the Board's committees with respect to oversight of the Company's risk management programs. As part of this authority, the Audit Committee regularly receives updates on the enterprise risk management program and discusses the Company's risk assessment and risk management policies to ensure that our risk management programs are functioning properly.

10 2015 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

The Board of Directors exercises its oversight function with respect to all material risks to the Company, which are identified and discussed in the Company's public filings with the SEC. The Board of Directors receives regular updates from its committees on individual areas of risk falling within each committee's area of oversight responsibility and expertise, as outlined below:

CODE OF BUSINESS ETHICS AND CONDUCT

Phillips 66 has adopted a Code of Business Ethics and Conduct for Directors and Employees designed to help directors and employees resolve ethical issues in an increasingly complex global business environment. Our Code of Business Ethics and Conduct applies to all directors and employees, including the CEO and the Chief Financial Officer. Our Code of Business Ethics and Conduct covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, payments to government personnel, anti-boycott laws, U.S. embargoes and sanctions, compliance procedures and employee complaint procedures. Our Code of Business Ethics and Conduct is posted on the "Investors" section of our website under the "Governance" caption. Shareholders may also request printed copies of our Code of Business Ethics and Conduct by following the instructions located under the caption "Available Information" on page 67.

RELATED PARTY TRANSACTIONS

Our Code of Business Ethics and Conduct requires that all directors and executive officers promptly bring to the attention of the General Counsel and, in the case of Directors, the Chair of the Nominating Committee or, in the case of executive officers, the Chair of the Audit Committee, any transaction or relationship that arises and of which she or he becomes aware that reasonably could be expected to constitute a related party transaction. Any such transaction or relationship is reviewed by the Company's management and the appropriate Board Committee to ensure that it does not constitute a conflict of interest and is reported appropriately. Additionally, the Nominating Committee conducts an annual review of related party transactions between each of our directors and the Company (and its subsidiaries) and makes recommendations to the Board regarding the continued independence of each Board member. In 2014, there were no related party transactions in

2015 PROXY STATEMENT 11

CORPORATE GOVERNANCE OF THE COMPANY

which the Company (or a subsidiary) was a participant and in which any director or executive officer (or their immediate family members) had a direct or indirect material interest. The Nominating Committee also considered relationships that, while not constituting related party transactions where a director had a direct or indirect material interest, nonetheless involved transactions between the Company and an organization with which a director is affiliated, either directly or as a partner, shareholder or officer. Included in its review were ordinary course of business transactions with companies employing a director, such as ordinary course of business transactions with JPMorgan Chase & Co., of which Mr. Tilton served as Chairman of the Midwest for part of 2014. The Nominating Committee determined that there were no transactions impairing the independence of any member of the Board.

BOARD AND COMMITTEE EVALUATIONS

Each committee performs an annual self-assessment, and the Nominating Committee and Lead Director oversee an annual self-assessment of the Board, which includes an evaluation survey and individual discussions between the Lead Director and each other Director. A summary of the results of each committee's self-assessment is presented to the committee and discussed in executive session. The Lead Director presents a summary of the results of the Board evaluation to the Board in executive session. Any matters requiring further action are identified and action plans developed to address the matter.

NOMINATING PROCESSES OF
THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating Committee consists of three non-employee Directors, all of whom are independent under NYSE listing standards and our Corporate Governance Guidelines. The Nominating Committee identifies, investigates and recommends director candidates to the Board of Directors with the goal of creating a balance of knowledge, experience and diversity. Generally, the Nominating Committee identifies candidates through the use of a search firm or the business and organizational contacts of the directors and management. Our By-Laws permit shareholders to nominate candidates for director election at a shareholders meeting whether or not such nominee is submitted to and evaluated by the Nominating Committee. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedures described under "Submission of Future Shareholder Proposals" on page 66. The Nominating Committee will consider director candidates recommended by shareholders. If a shareholder wishes to recommend a candidate for nomination by the Nominating Committee, he or she should follow the same procedures referred to above for nominations to be made directly by the shareholder. In addition, the shareholder should provide such other information deemed relevant to the Nominating Committee's evaluation. Candidates recommended by the Company's shareholders are evaluated on the same basis as candidates recommended by the Company's directors, CEO, other executive officers, third-party search firms or other sources.

12 2015 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

Our By-Laws provide that the Directors are divided into three classes, which are to be as nearly equal in size as possible, with one class being elected each year. The Board of Directors has set the current number of Directors at eight, with two classes of three Directors each and one class of two Directors. Any director vacancies created between annual shareholder meetings (such as by a current director's death, resignation or removal for cause or an increase in the number of directors) may be filled by a majority vote of the remaining directors then in office. Any director appointed in this manner would hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which he or she has been appointed expires. If a vacancy resulted from an action of our shareholders, only our shareholders would be entitled to elect a successor.

We expect each nominee will be able to serve if elected. If, however, a nominee is unable to serve and the Board of Directors does not elect to reduce the size of the Board, shares represented by proxies will be voted for a substitute nominated by the Board of Directors.

The names, principal occupations and certain other information about the nominees for director, as well as key experiences, qualifications, attributes and skills that led the Nominating Committee to conclude that such person is currently qualified to serve as a director, are set forth on the following pages.

NOMINEES FOR DIRECTORS TO BE ELECTED AT THE 2015 ANNUAL MEETING
for a three-year term ending at the 2018 Annual Meeting

Each nominee requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOLLOWING INDEPENDENT DIRECTOR NOMINEES.

J. Brian Ferguson, 60

Director since April 2012

Mr. Ferguson retired as Chairman of Eastman Chemical Company (Eastman) in 2010 and as CEO of Eastman in 2009. He became the Chairman and CEO of Eastman in 2002. He currently serves on the board of Owens Corning, as well as on the Board of Trustees for The University of Tennessee.

Skills and qualifications:

Mr. Ferguson has over 30 years of leadership experience in international business, industrial operations, strategic planning and capital raising strategies, as well as in executive compensation.

Harold W. McGraw III, 66

Director since April 2012

Mr. McGraw has been Chairman of the Board of McGraw Hill Financial since 1999, where he also served as CEO from 1998 to November 2013 and as President and Chief Operating Officer from 1993 to November 2013. Mr. McGraw became the Chairman of the International Chamber of Commerce in July 2013. In addition to the board of McGraw Hill Financial, he currently serves on the board of United Technologies Corporation. Mr. McGraw has announced he will retire from the board of McGraw Hill Financial in April 2015.

Skills and qualifications:

As a former CEO and current Chairman of the Board of a large, global public company with a significant role in the financial reporting industry, Mr. McGraw's experience allows him to provide Phillips 66 with valuable global financial, corporate governance and operational expertise.

2015 PROXY STATEMENT 13

PROPOSAL 1:      Election of Directors

Victoria J. Tschinkel, 67

Director since April 2012

Ms. Tschinkel currently serves as the Vice-Chairwoman of 1000 Friends of Florida and previously was its Chairwoman. In addition, Ms. Tschinkel is a director of the National Fish and Wildlife Foundation, serving on the Gulf Benefits Committee. She served as State Director of the Florida Nature Conservancy from 2003 to 2006, was senior environmental consultant to Landers & Parsons, a Tallahassee, Florida law firm, from 1987 to 2002, and was the Secretary of the Florida Department of Environmental Regulation from 1981 to 1987.

Skills and qualifications:

Ms. Tschinkel's extensive environmental regulatory experience makes her well qualified to serve as a member of the Board. In addition, her relationships and experience working within the environmental community position her to advise the Board on the impact of our operations in sensitive areas.

The following Directors will continue in office until the end of their respective terms. Included below is a listing of each continuing Director's name, age, tenure and qualifications.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2016 ANNUAL MEETING

Greg C. Garland, 57

Director since April 2012

Mr. Garland serves as Chairman and CEO of Phillips 66. He was appointed Senior Vice President, Exploration and Production-Americas for ConocoPhillips in 2010. He was previously President and CEO of Chevron Phillips Chemical Company LLC (CPChem) from 2008 to 2010, having served as Senior Vice President, Planning and Specialty Products, CPChem, from 2000 to 2008. Mr. Garland also serves on the boards of Amgen Inc. and Phillips 66 Partners GP LLC, the general partner of Phillips 66 Partners LP.

Skills and qualifications:

Mr. Garland's more than 30-year career with Phillips Petroleum Company, CPChem and ConocoPhillips, and as CEO of Phillips 66, makes him well qualified to serve both as a Director and as Chairman of the Board. Mr. Garland's extensive experience in the energy industry makes his service as a Director invaluable to the Company. In addition to his other skills and qualifications, Mr. Garland's role as both Chairman and CEO of Phillips 66 serves as a vital link between management and the Board of Directors, allowing the Board to perform its oversight role with the benefit of management's perspective on business and strategy.

14 2015 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

John E. Lowe, 56

Director since April 2012

Mr. Lowe served as assistant to the CEO of ConocoPhillips, a position he held from 2008 until May 2012. He previously held a series of executive positions with ConocoPhillips, including Executive Vice President, Exploration and Production, from 2007 to 2008, and Executive Vice President, Commercial, from 2006 to 2007. Mr. Lowe is a Senior Executive Advisor to Tudor, Pickering, Holt & Co. and serves on the boards of Agrium Inc. and Apache Corporation, where he will serve as non-executive Chairman beginning May 1, 2015.

Skills and qualifications:

Mr. Lowe has served on the boards of DCP Midstream, LLC and CPChem, two of the Company's significant joint ventures. He has extensive experience and knowledge of our industry through his service on these boards and his 30-year career with Phillips Petroleum Company and ConocoPhillips.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2017 ANNUAL MEETING

William R. Loomis, Jr., 66

Director since April 2012

Mr. Loomis has been an independent financial advisor since 2009. He was a general partner and managing director of Lazard Freres & Co. from 1984 to 2002, the CEO of Lazard LLC from 2000 to 2001 and a limited managing director of Lazard LLC from 2002 to 2004. He currently serves on the board of L Brands, Inc., and is also a senior advisor to Lazard LLC.

Skills and qualifications:

Mr. Loomis has extensive executive experience, financial expertise and substantial history as a senior strategic advisor to complex businesses and multiple executives.

Glenn F. Tilton, 66

Director since April 2012

Mr. Tilton served as Chairman of the Midwest of JPMorgan Chase & Co. from 2011 to June 2014. From September 2002 to October 2010, he served as Chairman, President and CEO of UAL Corporation, a holding company, and United Air Lines, Inc., an air transportation company and wholly-owned subsidiary of UAL Corporation. UAL Corporation filed a voluntary bankruptcy petition under the federal bankruptcy laws in December 2002 and exited bankruptcy in February 2006. Mr. Tilton previously spent more than 30 years in increasingly senior roles with Texaco Inc., including Chairman and CEO in 2001. He currently serves on the boards of Abbott Laboratories and AbbVie Inc. (as lead director).

Skills and qualifications:

Mr. Tilton has strong management experience overseeing complex multinational businesses operating in highly regulated industries, as well as 30-years experience in the energy industry and expertise in finance and capital markets matters.

2015 PROXY STATEMENT 15

PROPOSAL 1:      Election of Directors

Marna C. Whittington, 67

Director since May 2012

Dr. Whittington was CEO of Allianz Global Investors Capital, a diversified global investment firm, from 2002 until her retirement in January 2012. She was Chief Operating Officer of Allianz Global Investors, the parent company of Allianz Global Investors Capital, from 2001 to 2011. Prior to that, she was Managing Director and Chief Operating Officer of Morgan Stanley Asset Management. Dr. Whittington started in the investment management industry in 1992, joining Philadelphia-based Miller Anderson & Sherrerd. Previously, she was Executive Vice President and CFO of the University of Pennsylvania, from 1984 to 1992. Earlier, she served as Budget Director and, subsequently, Secretary of Finance for the State of Delaware. Dr. Whittington served on the board of Rohm & Haas Company from 1989 to 2009 and currently serves on the boards of Macy's, Inc. and Oaktree Capital Group, LLC.

Skills and qualifications:

Dr. Whittington has extensive knowledge of and substantial experience in financial, investment, and banking matters. She also provides valuable insight from her previous experience serving on the board of a chemicals company and as a statewide cabinet officer.

Our By-Laws require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast "for" a director must exceed the number of votes cast "against" that director). If a nominee who is serving as a Director is not elected at the Annual Meeting and no one else is elected in place of that Director, then, under Delaware law, the Director would continue to serve on the Board of Directors as a "holdover director." However, under our By-Laws, the holdover director would be required to tender his or her resignation to the Board. The Nominating Committee then would consider and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board of Directors would then make a decision whether to accept the resignation taking into account the recommendation of the Nominating Committee. The Director who tenders his or her resignation would not participate in the Board's decision. The Board is required to publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

For information on the compensation of our non-employee Directors, please see the the discussion beginning on page 54.

NOMINATIONS

In selecting the 2015 nominees for Director, the Nominating Committee sought candidates who possess the highest personal and professional ethics, integrity and values, and are committed to representing the long-term interests of the Company's shareholders. In addition to reviewing a candidate's background and accomplishments, the Nominating Committee reviewed candidates in the context of the current composition of the Board and the evolving needs of the Company's businesses. The Nominating Committee also considered the number of boards on which the candidate already serves. It is the Board's policy that at all times at least a substantial majority of its members meets the standards of independence promulgated by the NYSE and the SEC, and as set forth in the Company's Corporate Governance Guidelines. The Nominating Committee also seeks to ensure that the Board reflects a range of talents, ages, skills, experiences, diversity, and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, and energy related industries, sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. The Board seeks to maintain a diverse membership, but does not have a separate policy on diversity. The Board also requires that its members be able to dedicate the time and resources necessary to ensure the diligent performance of their duties on the Company's behalf, including attending Board and applicable committee meetings.

16 2015 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

The following are some of the key qualifications and skills the Nominating Committee considered in evaluating the director nominees. The individual biographies above provide additional information about each nominee's specific experiences, qualifications and skills.

  •
  CEO experience.  Directors with experience as CEOs of public corporations provide the Company with valuable insights. These individuals have a demonstrated record of leadership qualities and a practical understanding of organizations, processes, strategy, risk and risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also bring valued perspectives on common issues affecting other companies and Phillips 66.

  •
  Financial reporting experience.  An understanding of finance and financial reporting processes is important. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to the Company's success. We seek to have multiple directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

  •
  Industry experience.  Directors with experience as executives or directors or in other leadership positions in the energy industry bring pertinent background and knowledge to the Board. These directors have valuable perspective on issues specific to the Company's business.

  •
  Global experience.  As a global company, directors with global business or international experience provide valued perspective on our operations.

  •
  Environmental experience.  The perspective of directors who have experience within the environmental regulatory field is valued as we implement policies and conduct operations in order to ensure that our actions today will not only provide the energy needed to drive economic growth and social well-being, but also secure a stable and healthy environment for tomorrow.

  •
  Risk management experience.  Directors with experience as executives managing risk provide insight and guidance that enhance the Board's capabilities in performing its risk oversight responsibilities.

	MR. FERGUSON	MR. GARLAND	MR. LOOMIS	MR. LOWE	MR. MCGRAW	MR. TILTON	MS. TSCHINKEL	DR. WHITTINGTON

CEO Experience	✓	✓	✓		✓	✓		✓
Financial Reporting Experience	✓	✓	✓	✓	✓	✓	✓	✓
Industry Experience	✓	✓		✓		✓		✓
Global Experience	✓	✓	✓	✓	✓	✓	✓	✓
Environmental Experience	✓	✓	✓	✓		✓	✓	✓
Risk Management Experience	✓	✓	✓	✓	✓	✓	✓	✓

The lack of a "✓" for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the "✓" indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

2015 PROXY STATEMENT 17

PROPOSAL 1:      Election of Directors

COMMITTEES OF THE BOARD

COMMITTEE	MEMBERS	PRINCIPAL FUNCTIONS	NUMBER OF MEETINGS IN 2014

Audit and Finance	William R. Loomis, Jr.*(1) Victoria J. Tschinkel Marna C. Whittington	Discusses, with management, the independent auditors and the internal auditors, the integrity of the Company's accounting policies, internal controls, financial statements, and financial reporting practices, and select financial matters, covering the Company's capital structure, complex financial transactions, financial risk management, retirement plans and tax planning.

Reviews significant corporate risk exposures and steps management has taken to monitor, control and report such exposures.

Monitors the qualifications, independence and performance of our independent auditors and internal auditors.

Monitors our compliance with legal and regulatory requirements and corporate governance guidelines, including our Code of Business Ethics and Conduct.

Maintains open and direct lines of communication with the Board and our management, internal auditors and independent auditors.

			12
Executive	Greg C. Garland* J. Brian Ferguson William R. Loomis, Jr. Harold W. McGraw III Victoria J. Tschinkel	Exercises the authority of the full Board between Board meetings on all matters other than (1) those expressly delegated to another committee of the Board, (2) the adoption, amendment or repeal of any of our By-Laws and (3) those that cannot be delegated to a committee under statute or our Certificate of Incorporation or By-Laws.	0
Human Resources and Compensation	J. Brian Ferguson* Harold W. McGraw III Glenn F. Tilton	Oversees our executive compensation policies, plans, programs and practices. Assists the Board in discharging its responsibilities relating to the fair and competitive compensation of our executives and other key employees. Reviews at least annually the performance (together with the Lead Director) and sets the compensation of the CEO.	6
Nominating and Governance	Harold W. McGraw III* J. Brian Ferguson Glenn F. Tilton	Selects and recommends director candidates to the Board to be submitted for election at Annual Meetings and to fill any vacancies on the Board. Recommends committee assignments to the Board. Reviews and recommends to the Board compensation and benefits policies for our non-employee Directors. Reviews and recommends to the Board appropriate corporate governance policies and procedures for our Company. Conducts an annual assessment of the qualifications and performance of the Board. Reviews and reports to the Board annually on succession planning for the CEO.	5
Public Policy	Victoria J. Tschinkel* William R. Loomis, Jr. John E. Lowe Marna C. Whittington	Advises the Board on current and emerging domestic and international public policy issues. Assists the Board on the development, review and approval of policies and budgets for charitable and political contributions. Advises the Board on compliance with policies, programs and practices regarding health, safety and environmental protection.	6

*
Committee Chairperson

(1)
Audit committee financial expert
18 2015 PROXY STATEMENT

PROPOSAL 2:      Ratification of the Appointment of Ernst & Young LLP

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee has appointed Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2015. Ernst & Young has been retained as the Company's independent registered public accounting firm continuously since 2012. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young is in the best interests of the Company and its shareholders. We are asking you to vote on a proposal to ratify the appointment of Ernst & Young.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If the appointment of Ernst & Young is not ratified, the Audit Committee will reconsider the appointment.

SERVICES PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit services of Ernst & Young for fiscal year 2014 included an audit of our consolidated financial statements, an audit of the effectiveness of the Company's internal control over financial reporting, and services related to periodic filings made with the SEC. Additionally, Ernst & Young provided certain other services as described below. In connection with the audit of the 2014 consolidated financial statements, we entered into an engagement agreement with Ernst & Young that sets forth the terms by which Ernst & Young will perform audit services for us.

The Audit Committee is responsible for negotiating the audit fee associated with its retention of Ernst & Young. Ernst & Young's fees for professional services totaled $12.9 million for 2014 and $12.1 million for 2013, which consisted of the following:

Fees (in millions)	2014	2013

Audit Fees(1)	$11.6	$11.0
Audit-Related Fees(2)	0.8	0.7
Tax Fees(3)	0.5	0.4
Other Fees	—	—

Total	$12.9	$12.1

(1)
Fees for audit services related to the fiscal year consolidated audit, the audit of the effectiveness of internal controls, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits and accounting consultations. Includes audit fees of Phillips 66 Partners LP of $1.5 million and $0.8 million for 2014 and 2013, respectively.

(2)
Fees for audit-related services related to audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations.

(3)
Fees for tax services related to tax compliance services and tax planning and advisory services.

The Audit Committee has considered whether the non-audit services provided to Phillips 66 by Ernst & Young impaired the independence of Ernst & Young and concluded they did not.

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by Ernst & Young to the Company. All of the fees in the table above were approved in accordance with this policy. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Ernst & Young's independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, the Audit Committee must pre-approve all services to be provided by Ernst & Young. The Audit Committee has delegated authority to approve permitted services to its Chair. Such approval must be reported to the entire Audit Committee at its next scheduled meeting.

One or more representatives of Ernst & Young will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the shareholders.

2015 PROXY STATEMENT 19

PROPOSAL 2:      Ratification of the Appointment of Ernst & Young LLP

AUDIT AND FINANCE COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibility to provide independent, objective oversight of the financial reporting functions and internal control systems of Phillips 66. The Audit Committee currently consists of three non-employee Directors. The Board has determined that each member of the Audit Committee satisfies the requirements of the NYSE as to independence, financial literacy and expertise. The Board has determined that at least one member, William R. Loomis, Jr., is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are set forth in the written charter adopted by the Board of Directors, which is available in the "Investors" section of the Company's website under the caption "Governance." One of the Audit Committee's primary responsibilities is to assist the Board in its oversight of the integrity of the Company's financial statements. The following report summarizes certain of the Audit Committee's activities in this regard for 2014.

Review with Management.    The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of Phillips 66 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2014, included therein.

Discussions with Independent Registered Public Accounting Firm.    The Audit Committee has discussed with Ernst & Young LLP, independent registered public accounting firm for Phillips 66, the matters required to be discussed by standards of the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with that firm its independence from Phillips 66.

Recommendation to the Phillips 66 Board of Directors.    Based on its review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Phillips 66 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

THE PHILLIPS 66 AUDIT AND FINANCE COMMITTEE
William R. Loomis, Jr., Chairman Victoria J. Tschinkel Marna C. Whittington
20 2015 PROXY STATEMENT

PROPOSAL 3:      Advisory Approval of Executive Compensation

Shareholders are being asked to vote on the following advisory (non-binding) resolution:

  RESOLVED, that the shareholders approve the compensation of Phillips 66's Named Executive Officers (NEOs) as described in this proxy statement in the Compensation Discussion and Analysis section and in the Executive Compensation Tables (together with the accompanying narrative disclosures).

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Phillips 66 is providing shareholders with the opportunity to vote on an advisory resolution, commonly known as "Say-on-Pay," considering approval of the compensation of its NEOs.

The Compensation Committee, which is responsible for the compensation of our CEO and Senior Officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the Executive Compensation Tables, together with the accompanying narrative disclosures, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

The Board of Directors believes that the Phillips 66 executive compensation program aligns the interests of our executives with those of our shareholders. Our compensation program is guided by the philosophy that the Company's ability to provide sustainable value is driven by superior individual performance. The Board believes that a company must offer competitive compensation to attract and retain experienced, talented and motivated employees. In addition, the Board believes employees in leadership roles within the organization are motivated to perform at their highest levels when performance-based pay represents a significant portion of their compensation. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with Company and individual performance, are appropriate in value and have benefited the Company and its shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

COMPENSATION DISCUSSION AND ANALYSIS

Our Corporate Strategy and Business Performance	22
Our Compensation Philosophy	25
Our 2014 Say-on-Pay Vote Result and Shareholder Engagement Effort	25
Summary of Best Practices	26
Elements of Compensation	26
Targets and Payouts for Compensation Elements	27
Other Benefits and Perquisites	37
Executive Compensation Governance	39
Role of the Human Resources and Compensation Committee	40
Human Resources and Compensation Committee Report	41

2015 PROXY STATEMENT 21

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) discusses our executive compensation program for 2014, the decisions the Compensation Committee has made regarding 2014 compensation, and updates to the program for 2015. This CD&A focuses on the compensation of our NEOs, who are:

Greg Garland	Chairman and Chief Executive Officer
Paula Johnson	Executive Vice President and General Counsel
Greg Maxwell	Executive Vice President and Chief Financial Officer
Tim Taylor	President
Larry Ziemba	Executive Vice President, Refining

OUR CORPORATE STRATEGY AND BUSINESS PERFORMANCE

We are an energy manufacturing and logistics company with a unique portfolio of assets in the Midstream, Chemicals, Refining, and Marketing and Specialties businesses. Our high-performing workforce allows us to have the right people, in the right place, at the right time to execute our plan and capture opportunities in the marketplace. Our focused attention to safety and operational excellence ensures our ability to operate our core assets in an optimal manner. There are three keys central to Phillips 66's long-term strategy: growing our higher-valued businesses by leveraging core infrastructure and capturing market opportunities; optimizing returns on our strategic assets; and distributing capital to our shareholders.

Phillips 66 Business Performance and Overview

In 2014, in a challenging environment, earnings were $4.8 billion, or $8.33 per share, compared with $3.7 billion, or $6.02 per share, in 2013. Adjusted earnings for the year were $3.8 billion, and adjusted earnings per share were $6.62. The Company generated approximately $3.5 billion of cash from operations, maintained a strong balance sheet, and ended the year with a debt-to-capital ratio of 28 percent, within our 20 to 30 percent target range. We focused our executive compensation-related goals and metrics on achieving these results through executing the strategic initiatives described below.

Growth

Midstream

Our Midstream business segment transports crude oil, refined products, natural gas and natural gas liquids (NGLs). It also gathers, processes and markets natural gas and NGLs. This segment includes Phillips 66 Partners LP ("PSXP"), our master limited partnership formed in 2013.

To capture opportunities in the marketplace and deliver differentiated results, we approved development of and capital funding for two projects that will grow our Midstream business by leveraging the capability and infrastructure of our core assets:

  •
  The Sweeny Fractionator One will process 100,000 barrels-per-day of NGLs into feedstock for the petrochemical industry and Liquefied Petroleum Gas (LPG) products for domestic and international markets.

  •
  The Freeport LPG Export Terminal will allow for delivery of up to 150,000 barrels-per-day of propane and butane exports to markets around the globe.

We acquired a 7.1 million barrel storage capacity terminal near Beaumont, Texas. This facility provides deep-water access and multiple interconnections with major crude oil and refined product pipelines serving 3.6 million barrels-per-day of refining capacity.

We increased our ownership in the Explorer Pipeline refined product pipeline that carries petroleum products from the U.S. Gulf Coast to key markets in the Chicago area.

In order to gain better access to lower cost feedstock and advantaged crudes, we took the following actions in 2014:

  •
  We constructed and began operation of rail unloading racks with combined capacity of 105,000 barrels-per-day at our Bayway and Ferndale refineries to supply Bakken and other advantaged crude oils to those facilities.

  •
  Through PSXP we formed joint ventures to develop a crude delivery point, crude oil pipeline and rail loading rack in the Bakken oil field. This will be a primary supply point to our rail unloading racks at Bayway and Ferndale.
22 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

  •
  We formed a joint venture to build a pipeline system from the Bakken oil field to the Midwest, as well as conversion of an existing pipeline that will provide shippers with access to the Gulf Coast, including our own terminal near Beaumont, Texas.

  •
  Additionally, in conjunction with our joint venture partner, we are evaluating a crude oil pipeline to connect our Beaumont Terminal with our refineries, as well as other third-party refineries, in Louisiana.

  •
  We increased the number of crude oil railcars ordered to a total of 3,700. This represents approximately 185,000 barrels-per-day of capacity to deliver advantaged Bakken crude to either the East or West Coast.

We continued aggressive growth of our master limited partnership, PSXP:

  •
  We are developing a cross-channel connector pipeline that expands our capacity to transport refined products across the Houston Ship Channel. This is key to leveraging our core infrastructure.

  •
  PSXP completed over $1 billion in acquisitions from Phillips 66 in 2014, resulting in distribution growth of 51 percent when comparing the fourth quarter of 2014 with the fourth quarter of 2013. Since its initial public offering in July 2013, PSXP has created over $4.5 billion in enterprise value and doubled its Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). Additionally, PSXP assets are key connectors to seven Phillips 66 core operating refineries.

The following table illustrates the additional value created by using the MLP structure. If the assets now owned by PSXP were still embedded in Phillips 66 (PSX), their value would translate to approximately $1 billion based on market valuations for PSX. Those same assets within PSXP are given a value of approximately $5.7 billion based on market valuations for PSXP. Phillips 66's equity ownership in PSXP had a market value of approximately $4.3 billion as of December 31, 2014.

(1) Enterprise Value based on pro forma EBITDA estimates and current Phillips 66 multiple

Chemicals

Our chemicals joint venture, ChevronPhillips Chemical Company ("CPChem"), is focusing investment in domestic growth projects to realize the benefits of low-cost petrochemical feedstocks along the Gulf Coast. CPChem took the following actions in 2014:

  •
  Began construction of a world-scale 3.3 billion pound-per-year ethane cracker.

  •
  Progressed development of two 1.1 billion pound-per-year polyethylene facilities.

  •
  Completed and began operation of a 550 million pound-per-year 1-hexene facility that utilizes CPChem proprietary technology.

  •
  Completed and began operation of a tenth ethane cracking furnace at Sweeny resulting in an additional 200 million pounds-per-year of ethylene production.
2015 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS

Marketing and Specialties

We acquired a specialty lubricants company that complements our existing business, significantly expands our offering of specialty lubricants and extends our international reach in the lubricant markets.

Optimizing Returns

We increased our ownership in the Sweeny Cogeneration power plant to 100 percent in 2014. Both the Sweeny Refinery and CPChem's Sweeny facility use steam and power generated by the plant.

We sold our 47% ownership interest in the Melaka Refinery in 2014. This divestiture, along with our sale of the Bantry Bay terminal in early 2015, allows us to redeploy resources to more strategic areas of our business.

Our U.S. advantaged crude slate averaged 94 percent in 2014, an increase over prior years. We accomplished this through multiple agreements with logistics companies to deliver Canadian crudes to our refineries, pipeline agreements to deliver Eagle Ford Shale crude to our Gulf Coast refineries, and charters with Jones Act ships to deliver Eagle Ford Shale crude to our Gulf Coast and East Coast refineries.

U.S. Advantaged Feedstock/Crude Slate
(percent)

Distributions

We increased quarterly dividends 28% in 2014 to $0.50 per share. Since our spin-off in 2012, the Board has increased our dividend by 150%. Our dividends demonstrate our disciplined approach to allocating capital resources while maintaining our growth strategy.

Quarterly Dividends
(dollars per share)

24 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our Board of Directors has authorized share repurchases of $7 billion since the third quarter of 2012, of which $4.9 billion had been executed through 2014. The majority of these repurchases are funded through cash generated by operations. Total common shares outstanding at year-end 2014 were 546 million, down 13 percent since spin-off.

We completed the disposition of Phillips Specialty Products Inc. ("PSPI") in 2014. This share exchange returned $1.35 billion in capital to shareholders, including $450 million in cash. When combined with share repurchases and dividends, total capital returned to shareholders in 2014 was $4.7 billion.

OUR COMPENSATION PHILOSOPHY

Our compensation programs support our corporate vision of providing energy and improving lives. Our programs are aligned with key elements of our corporate strategy. Important tenets of our approach include:

  •
  We ensure executive compensation drives behaviors and actions consistent with shareholder interests, prudent risk-taking and long-term perspective.

  •
  We believe our compensation programs play an important role in our employee value proposition. They provide a competitive advantage, helping the Company attract, retain, motivate, and reward high-performing executive talent, as well as support succession planning.

  •
  We pay for performance. Executives have a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation.

  •
  We target and award reasonable and competitive compensation levels, aligned with market median levels, and allow for differentiation based on performance.

  •
  We emphasize Phillips 66 stock ownership by establishing stock ownership guidelines for our executives that are set at a multiple of their annual base salary.

  •
  We provide executives the same group benefit programs as we provide other employees, on substantially the same terms.

  •
  We limit executive perquisites to items that serve a reasonable business purpose.

OUR 2014 SAY-ON-PAY VOTE RESULT AND SHAREHOLDER ENGAGEMENT EFFORT

Our shareholders' views are important to us. We regularly engage with shareholders to discuss strategy and business performance. During 2014, members of management continued this practice by engaging with shareholders on a variety of topics, including executive compensation and corporate governance matters. Understanding investors' views on these topics is critical and particularly relevant given our 2014 Say-on-Pay result. Eighty-five percent of votes cast in 2014 approved our executive compensation, reflecting strong support for how we executed our executive compensation program in past years. That said, we constantly strive to improve our policies and program consistent with evolving best practices in corporate governance. In order to ensure a more comprehensive understanding of shareholders' views of our executive compensation program, we reached out to investors representing approximately 40 percent of outstanding shares. While there were no prescriptive suggestions given in these meetings, there were consistent themes that we identified and reported to the Compensation Committee:

  •
  Program payouts must be tightly linked to Company performance.

  •
  Disclosures should clearly frame the link between corporate strategy, Company execution and individual compensation decisions.

We value these conversations with shareholders and continue to examine our compensation programs and disclosures in light of those conversations. We will continue the dialogue, using the feedback we receive as a way to ensure our alignment with shareholders remains strong.

2015 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS

SUMMARY OF BEST PRACTICES

In conjunction with our corporate strategy, executive compensation philosophy and shareholder feedback, Phillips 66 includes the following best practices in our executive compensation programs:

WE DO ...	WE DO NOT ...
✓ Target the majority of NEO compensation to be performance based	X Provide tax gross-ups to our NEOs under the CICSP
✓ Link NEO compensation to shareholder value creation by having a significant portion of compensation at risk	X Reprice stock options without shareholder approval
✓ Apply multiple performance metrics aligned with our corporate strategy to measure our performance	X Price stock options below grant date fair market value
✓ Cap maximum payouts (number of shares) under our equity programs	X Allow share recycling for stock options
✓ Employ a "double trigger" for severance benefits and equity awards under our Key Employee Change in Control Severance Plan (CICSP)	X Have evergreen provisions in our active equity plans
✓ Include absolute and relative metrics in our Long-Term Incentive programs	X Allow hedging or pledging of Phillips 66 stock or trading Company stock outside of approved windows
✓ Maintain stock ownership guidelines for executives	X Pay dividends during the performance period on PSP targets
✓ Balance, monitor and manage compensation risk through regular assessments and robust clawback provisions	X Allow transfer of equity awards (except in the case of death)
✓ Have extended vesting periods on stock awards. Minimum one-year vesting period required for stock and stock option awards	X Provide separate supplemental executive retirement benefits for individual NEOs
✓ Intend to qualify payments under our Variable Cash Incentive Program (VCIP), Restricted Stock Unit (RSU) program and Performance Share Program (PSP) for deductions under IRC Section 162(m)	X Maintain individual change in control agreements
✓ Maintain a fully independent Compensation Committee	X Have an employment agreement with the CEO
✓ Retain an independent compensation consultant	X Have excessive perquisites
✓ Hold a Say-on-Pay vote annually

ELEMENTS OF COMPENSATION

Significant Pay at Risk

Consistent with our compensation philosophy that executive compensation should be linked to Company performance and directly aligned with shareholder value creation, a significant portion of NEO compensation is at risk and based on performance metrics tied to our corporate strategy. "At risk" means there is no guarantee that the value of the awards at the time of grant will be realized. The Compensation Committee has complete authority to limit and even award nothing for the performance-based payouts and individual performance adjustments under the VCIP and PSP based on the Compensation Committee's evaluation of performance. Stock options can expire with zero value if the Company stock price does not appreciate above the grant date price over the 10-year life of the options. RSUs may lose value depending on stock price performance. Therefore, for NEOs to earn and sustain competitive compensation, the Company must meet its strategic objectives, perform well relative to peers and deliver market-competitive returns to shareholders.

Principal Elements of the Executive Compensation Program

The following table summarizes the principal elements of the executive compensation program and the performance drivers of each element.

KEY ELEMENTS OF PAY	DELIVERED VIA	TARGET AMOUNT	PERFORMANCE DRIVERS (AND WEIGHTING)

Base Salary	Cash	Benchmarked to peer median; adjusted for experience, responsibility, performance	Annual fixed cash compensation to attract and retain NEOs

Safety and Operating Excellence (25%) Cost Management (25%)
Annual Incentives	VCIP (Cash)	100% of Annual Performance-Based Compensation Target	Adjusted Earnings(1) (25%)
1-Year Return on Capital Employed (ROCE) (25%) Individual Modifier (+/- 50% of target)

Long-Term Incentives	PSP (Performance Shares)	50% of Long-Term Grant	3-Year ROCE (50%) Relative Total Shareholder Return (TSR) (50%)

	Stock Options(2) RSUs	25% of Long-Term Grant 25% of Long-Term Grant	Long-term stock price appreciation for RSUs and stock options

(1)
See Appendix B for a complete explanation of earnings adjustments.

(2)
The Compensation Committee believes that stock options are inherently performance-based, as options have no initial value and grantees only realize benefits if the value of our stock increases following the date of grant. This practice aligns the interests of our NEOs and shareholders.
26 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes this mix is aligned with our compensation philosophy, reflects the cyclical nature of our business and supports executive retention.

Target Mix

The target mix of the compensation program elements for the CEO and other NEOs is shown below. The charts outline the relative size, in percentage terms, of each element of targeted compensation.

CEO Target Mix OTHER NEO Target Mix

CEO target compensation mix is 90 percent at risk and 73 percent performance-based. The target mix for the other NEOs is 79 percent at risk and 64 percent performance-based. Both the CEO and other NEO target mix percentages are commensurate with their levels of responsibility.

TARGETS AND PAYOUTS FOR COMPENSATION ELEMENTS

Peer Group Comparisons

Phillips 66 is uniquely positioned in the energy industry with our integrated downstream portfolio, which includes our midstream business, production of chemicals through CPChem, operations for refining oil and processing natural gas and the distribution and marketing of fuels and specialty products. In order to reflect the portfolio of our integrated businesses, the Compensation Committee considers three types of peer companies when evaluating whether our executive compensation program offers competitive total compensation opportunities and reflects best practices in plan design.

Primary Peer Group    The Primary Peer Group consists of integrated oil companies with significant downstream operations, independent downstream companies with similar scope and scale (mainly in refining) and a company from the chemicals industry. We continue to evaluate potential peers regularly in light of changes in market conditions, business restructuring within the industry and changes in our business portfolio from the execution of our corporate strategy to grow our Midstream and Chemicals segments.

Importantly, the Primary Peer Group does not consist of companies that are heavily reliant on exploration and production of oil and gas. A comparison to Exploration and Production ("E&P") companies would be inappropriate for Phillips 66 because of our extensive midstream and downstream operations and the very different types of entities, markets and performance among E&P companies.

The Primary Peer Group is evaluated on four criteria—assets, market capitalization, revenue and business operations—reasonably comparable to those of Phillips 66. The Compensation Committee believes reviewing each of these criteria is necessary in order to fully reflect the complex nature of our business and determine the optimal group of companies with which to compare Phillips 66. At the time the Primary Peer Group was last reviewed in 2014, we were, in comparison to this group, in the:

  •
  43rd percentile in assets

  •
  56th percentile in market capitalization

  •
  69th percentile in revenue
2015 PROXY STATEMENT 27

COMPENSATION DISCUSSION AND ANALYSIS

Our Primary Peer Group consists of the following companies:

PRIMARY PEER GROUP

BP plc	Marathon Petroleum Corporation
Chevron Corporation	Tesoro Corporation
Dow Chemical Company	Valero Energy Corporation

Supplemental Broad Industry Peer Group    Because the Primary Peer Group is somewhat small in number for comparison purposes, it is supplemented by a Broad Industry Peer Group representing large industrial companies with significant capital investments and complex international operations. These include companies against which we compete for talent. In 2014, we amended this peer group to reflect changes in the broader market.

The manufacturing and logistics companies reviewed for the Supplemental Broad Industry Peer Group are evaluated mainly on assets and market capitalization and exposure to complex global industrial markets. Due to the nature of our business, revenue is not as important a factor for this group as it is with the Primary Peer Group. As with the Primary Peer Group, the Compensation Committee believes it is important to exclude oil and gas companies that are significantly exposed to the E&P elements of the business. Phillips 66 is meaningfully different from E&P companies because of our exposure to the chemicals, midstream and downstream operations and markets. At the time this Supplemental Broad Industry Peer Group was last reviewed in 2014, we were, in comparison to this group, in the:

  •
  45th percentile in assets

  •
  41st percentile in market capitalization

  •
  100th percentile in revenue

The Supplemental Broad Industry Peer Group consists of the following twenty companies:

BROAD INDUSTRY PEER GROUP

Archer Daniels Midland	Johnson Controls, Inc.
The Boeing Company	Lockheed Martin
Caterpillar Inc	Mondelez International
Deere & Company	Procter & Gamble Company
E.I. du Pont de Nemours and Company	Sprint Nextel Corporation
FedEx Corporation	Sysco Corporation
Ford Motor Company	Tyson Foods, Inc.
General Dynamics Corporation	United Parcel Service, Inc.
Honeywell International Inc	United Technologies Corp.
Johnson & Johnson	Verizon Communications Inc.

S&P 100 Peer Comparison    We evaluate our TSR performance against the S&P 100 index and our Primary Peer Group. The Compensation Committee believes that the S&P 100 and Primary Peer Group provide an appropriate group for TSR comparison purposes because these are the companies with which we compete for capital in the broader market. The Compensation Committee considered comparing TSR of the Company with only other oil and gas companies but found: (1) the business mixes within these companies to be sufficiently different so as to make such comparisons inadequate and (2) the Company is a large-cap industrial company with a diverse business, making comparison to the diverse, large-cap businesses of the S&P 100 more appropriate for TSR purposes.

28 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

How We Use the Peer Groups    The Compensation Committee considers the median levels of compensation among these peer group companies in developing targeted levels of compensation for the NEOs, and references the compensation governance practices and plan structures of each company. The following chart summarizes how we used each of these three groups for our compensation programs in 2014:

PEER GROUP TYPES
COMPENSATION PROGRAMS
	PRIMARY	BROAD INDUSTRY	S&P 100

VCIP	Performance Comparison Benchmarking Pay Levels and Practices	N/A	N/A
PSP	Performance Comparison Benchmarking Pay Levels and Practices	N/A	Performance Comparison
Total Target Compensation	Performance Comparison Benchmarking Pay Levels and Practices	Benchmarking Pay Levels and Practices	N/A

Base Salary

Base salary is designed to provide a competitive and set rate of pay recognizing employees' different levels of responsibility and performance. As the majority of our NEO compensation is performance-based and tied to long-term programs, base salary represents a less significant component of total compensation. In setting each NEO's base salary, the Compensation Committee considers factors including, but not limited to, the responsibility level for the position held, market data from the relevant peer groups for comparable roles, experience and expertise, individual performance and business results.

Below is a summary of the annualized base salary for each NEO for 2014. Because these amounts reflect each NEO's annualized salary as of the dates indicated, this information may vary from the information provided in the "Summary Compensation Table" on page 43, which reflects actual base salary earnings in 2014, including the effect of salary changes during the year.

NAME	POSITION	BASE SALARY AS OF DECEMBER 31, 2013 ($)	BASE SALARY AS OF DECEMBER 31, 2014 ($)(1)

Mr. Garland	Chairman and Chief Executive Officer	1,450,000	1,522,512
Ms. Johnson	Executive Vice President and General Counsel	530,016	610,008
Mr. Maxwell	Executive Vice President and Chief Financial Officer	650,016	775,008
Mr. Taylor	President	735,000	985,008
Mr. Ziemba	Executive Vice President, Refining	650,016	679,272

(1)
The respective December 31, 2014 base salaries for Messrs. Maxwell and Taylor reflect an increase for promotions received during the year. Their salaries after merit increases on March 1, 2014 were $679,272 and $764,400, respectively. Ms. Johnson received a salary increase for promotion on March 1, 2014 that increased her salary to $610,008.

Mr. Garland, Ms. Johnson and Messrs. Maxwell, Taylor and Ziemba received base salary increases effective March 1, 2014, as part of the peer company review and annual merit cycle for all employees. Ms. Johnson and Messrs. Maxwell and Taylor received grade promotions, effective March 1, August 1 and June 1, 2014, respectively. These additional increases in base salary brought each applicable NEO's base salary in line with respective peer group levels and reflect that each NEO met established performance requirements for their respective roles. The Compensation Committee determined these adjustments were appropriate to maintain our competitiveness in the market. The promotions prompted other actions, including target VCIP increases and supplemental prospective performance plan awards.

Variable Cash Incentive Program

The VCIP, which is our annual incentive program, is designed to:

  •
  Reward annual performance achievements.

  •
  Align corporate, business and individual goals with shareholder interests and Company strategy.

  •
  Drive behaviors and actions consistent with shareholder interests.

  •
  Provide variability and differentiation based on corporate, business and individual performance.
2015 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS

Each NEO's base VCIP award is tied solely to corporate performance rather than the performance of any individual business unit. We believe this is in the best interests of shareholders as it promotes collaboration across the organization.

The annual payout for NEOs is delivered as a cash bonus and is calculated as follows:

Eligible Earnings generally include base salary and other base salary related payments.	Target Percentage is expressed as a percentage of base salary and is based on the NEO's salary grade level. The compensation structure, including VCIP targets, is reviewed and approved by the Compensation Committee and is targeted at the average of the median of our Primary and Supplemental Broad Industry peers.	After the end of the performance period, the Compensation Committee reviews the Company's performance versus established targets to determine the Corporate Payout Percentage. The Corporate Payout Percentage is based on a mix of operational and financial metrics carefully selected to drive the right behaviors to create shareholder value. Metrics, weightings and targets are outlined in the tables below. Using the Company performance versus targets and benchmarks as a foundation, the Compensation Committee can award a minimum Corporate Payout Percentage of zero up to the maximum payout of 200 percent.	The Compensation Committee takes into account the individual accomplishments of each NEO when determining any individual performance adjustments. Adjustments can range from +/–50% of target. The Compensation Committee approves individual adjustments for NEOs based on specific, measurable performance of the individual NEO that drives shareholder value.

For 2014, the Compensation Committee used the following metrics, which are aligned with our corporate strategy, to evaluate corporate performance under the VCIP. This mix of financial and operational metrics was designed to ensure a balanced view of Company performance.

METRIC	CORPORATE WEIGHTING	RATIONALE

Safety, Process Safety and Operating Excellence	25%	Aligns payout with strategic focus on operating excellence
Cost Management	25%	Effective cost management maintains a focus on operating excellence as well as enhancing returns
ROCE	25%	Aligns payout with strategic focus on enhancing returns and growth initiatives
Adjusted Earnings	25%	Measures the effectiveness of strategic growth initiatives, operating excellence and quality of returns

Generally, target performance results in 100 percent payout of target bonus opportunity. Less-than-target performance will normally result in a payout between zero and 99 percent of target. Greater-than-target performance generally results in a payout between 100 percent of target and the maximum 200 percent, before individual adjustment.

Use of Relative Metrics to Evaluate Performance

The VCIP is a key component of our compensation program and is designed to drive behaviors and actions that are aligned with shareholder interests. The core measurement of each metric is based on an absolute corporate target. This alignment

30 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

with our corporate strategy provides a clear line-of-sight for employees to understand how their actions and decisions drive Company success. The payout percentage for each metric is based on Company results compared to the absolute target.

It is also necessary to view these results from a shareholder perspective and evaluate them relative to peer companies to ensure the validity and rigor of our internal metrics. This relative perspective is used to determine additional actions, if any, taken by the Compensation Committee.

Safety, Process Safety and Operating Excellence Metrics

Safety, process safety and operating excellence are extremely important to meeting our corporate strategy for growth, returns and distributions. We measure ourselves compared to industry averages for safety and process safety measures and target a 10 percent improvement in environmental events compared to prior years. Utilization targets are based on prior year industry averages.

In 2014, Phillips 66 had first quartile performance for both Combined Total Recordable Rate (TRR) and Lost Workday Case Rate (LWCR). Although our Process Safety Rate was improved compared to target, our performance relative to peers was second quartile. Environmental events were down 26 percent from 2013, marking 10 years of sustained reductions. Capacity utilization was 7 percent higher than industry average and improved over 2013 rates. These results were used to determine a 185 percent payout for safety, process safety and operating excellence performance.

SAFETY, PROCESS SAFETY AND OPERATING EXCELLENCE METRICS	COMPANY RESULTS		PAYOUT LEVELS BASED ON PERFORMANCE
							PAYOUT %		CORPORATE PAYOUT
	TARGET	ACTUAL	175-200%	100-175%	50-100%	0-50%		WEIGHT

Combined TRR	0.48	0.19	1st Quartile	2nd Quartile	3rd Quartile	4th Quartile	190%	5%	9.50%
Combined LWCR	0.10	0.03	1st Quartile	2nd Quartile	3rd Quartile	4th Quartile	190%	5%	9.50%
Process Safety Rate	0.10	0.07	1st Quartile	2nd Quartile	3rd Quartile	4th Quartile	165%	5%	8.25%
Environmental Events	150	123	<125	125-150	150-175	>175	180%	5%	9.00%
Capacity Utilization	88%	94%	>92%	88%-92%	84%-88%	<84%	200%	5%	10.00%

Total Safety, Process Safety and Operating Excellence							185%	25%	46.25%

Cost Management

Cost management maintains focus on operating excellence and our ability to deliver differentiated returns to shareholders. Our targets are based on our budget for the current year. We measure our costs per barrel relative to our peer group to ensure alignment with industry trends and to reflect operating decisions made in response to changing market conditions that vary from budget assumptions.

In 2014, we were slightly improved from our cost management target and were second in our peer group on costs per barrel. These results were used to determine a 145 percent payout for Cost Management.

	COMPANY RESULTS		PAYOUT LEVELS BASED ON PERFORMANCE
									PAYOUT %		CORPORATE PAYOUT
COST METRIC	TARGET	ACTUAL	175-200%	125-175%	100-150%	100%	95-100%	90-95%		WEIGHT

			Met or Exceeded Target & Operating Cost $/BBL Ranking Relative to Peers

Cost Management* ($MM)	$5,954	$5,875	1st	2nd	3rd	Target	Target+5%	Target+10%	145%	25%	36.25%

*
See Appendix B for a discussion of non-GAAP financial measures.

Return on Capital Employed

Return on Capital Employed is key to delivering returns to shareholders and achieving our growth initiatives. ROCE is a key metric for shareholders to determine the quality of our earnings relative to peers. The Compensation Committee, therefore, weighs the relative ROCE more heavily than the absolute results to ensure we effectively compete for capital in the broader market. Our absolute targets are based on our budgeted Weighted Average Cost of Capital (WACC).

2015 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

In 2014, our VCIP ROCE was 4.9 percentage points above our target and we were third in our peer group in VCIP ROCE. Additionally, share repurchases, which also increase shareholder returns, totaled $2.3 billion, more than 63 percent over budget. These results were used to determine a 140% payout for Return on Capital Employed.

RETURN ON CAPITAL EMPLOYED METRIC	COMPANY RESULTS		PAYOUT LEVELS BASED ON PERFORMANCE
												PAYOUT %		CORPORATE PAYOUT
	TARGET	ACTUAL	200%	175%	150%	125%	100%	75%	50%	25%	0%		WEIGHT

Absolute VCIP ROCE*	9.7%	14.6%	>12.1%	11.5%	10.9%	10.3%	9.7%	9.5%	9.2%	9.0%	8.7%	200%	5%	10%

			PAYOUT LEVELS BASED ON PERFORMANCE
				200%	170-199%	125-169%	100-124%	70-99%	30-69%	0%

Relative VCIP ROCE*	Relative Ranking	3rd		1st	2nd	3rd	4th	5th	6th	7th		125%	20%	25%

Total Return on Capital Employed												140%	25%	35%

*
See Appendix B for a discussion of non-GAAP financial measures.

The following chart shows our VCIP ROCE performance relative to our peers.

Relative VCIP ROCE (Percent)

Adjusted Earnings

Adjusted earnings measure how effectively we are delivering on our growth, returns and distribution strategies. We measure our adjusted earnings compared to budgeted targets.

In 2014, adjusted earnings were 9.9 percent below our aggressive target, despite Earnings per Share growth of 12 percent over 2013 and EBITDA growth of over 5 percent. Additionally, we generated $4.5 billion in cash from operations, excluding working capital. These results somewhat mitigated the lower adjusted earnings, resulting in a 90 percent payout for adjusted earnings.

	COMPANY RESULTS		PAYOUT LEVELS BASED ON PERFORMANCE
										PAYOUT %		CORPORATE PAYOUT
EARNINGS METRIC	TARGET	ACTUAL	200%	170-199%	125-169%	100-124%	70-99%	30-69%	0-25%		WEIGHT

Adjusted Earnings* (millions)	$4,197	$3,782	$5,800	$5,500	$5,000	$4,600	$3,700	$3,000	$2,300	90%	25%	22.50%

*
See Appendix B for a discussion of non-GAAP financial measures.

Total Corporate Payout

The formulaic result of our individual metrics resulted in a Total Corporate Payout of 140 percent.

METRIC	PAYOUT PERCENTAGE	WEIGHT	CORPORATE PAYOUT

Safety, Process Safety and Operating Excellence	185%	25%	46.25%
Cost Management	145%	25%	36.25%
Return on Capital Employed	140%	25%	35.00%
Adjusted Earnings	90%	25%	22.50%
Total Corporate Payout			140.00%

32 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Applying Project-Based and Shareholder Metrics to the Annual VCIP Payout

The VCIP provides the Compensation Committee with authority to adjust the VCIP payout +/–50 percent of the formula-based target payout amount to reflect (1) project-based performance highlights that drive (or detract from) shareholder value and (2) market-based adjustments to more closely align the VCIP payout with shareholder returns for the period. If we were to use a strict formula-based incentive compensation program as measured by various financial and operational metrics, we could not adequately differentiate individual executive performance or properly align executive compensation with overall Company performance. The Compensation Committee takes into consideration individual contributions to achieving corporate strategic priorities when determining the appropriateness of adjustments to individual overall compensation levels.

Applying Negative Discretion to the 2014 VCIP Payout

For the 2014 VCIP payout, the Compensation Committee exercised negative discretion by reducing the formula-based amount by 30 percent for Mr. Garland and 20 percent for each of the remaining NEOs. The Committee based this decision on the Company's absolute and relative TSR for the year. Although the Company performed well against rigorous VCIP financial and operational targets, market conditions and stock performance at the end of 2014 did not, in the Compensation Committee's view, justify a full payout. The Compensation Committee concluded that this adjustment more closely aligned each executive's 2014 VCIP payout with shareholders and strengthened the Company's overall link between pay and performance.

The Compensation Committee approved total payouts for each of our NEOs as noted in the table below.

NAME	ELIGIBLE EARNINGS ($)	TARGET VCIP PERCENTAGE(1)	CORPORATE PAYOUT PERCENTAGE	INDIVIDUAL PERFORMANCE ADJUSTMENT PERCENTAGE(2)	TOTAL PAYOUT ($)

Mr. Garland	1,510,427	160.00%	140%	(30)%	2,658,351
Ms. Johnson	596,676	82.50%	140%	(20)%	590,709
Mr. Maxwell	714,286	90.08%	140%	(20)%	772,143
Mr. Taylor	888,188	98.75%	140%	(20)%	1,052,503
Mr. Ziemba	674,396	83.00%	140%	(20)%	671,698

(1)
Target percentages are weighted to reflect promotions and / or merit increases during 2014.

(2)
Individual performance adjustments are attributable to the Compensation Committee's assessment of the Company's absolute and relative TSR performance.

Long-Term Incentive (LTI) Programs

Our LTI programs are designed to:

  •
  Align corporate, business and individual goals with shareholder interests and corporate strategy and vision.

  •
  Drive behaviors and actions consistent with shareholder interests.

  •
  Encourage prudent risk taking and long-term perspective.

  •
  Support retention of high-performing talent and succession planning.

Our programs deliver 50 percent of long-term target value in the form of Performance Share Units (PSUs) through the PSP, 25 percent in the form of stock options and 25 percent in the form of RSUs.

2015 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

We believe this mix of awards is aligned with our compensation philosophy, reflects the cyclical nature of our business, promotes retention of our high-performing talent and supports succession planning.

There are three PSP programs in progress at any time. The table below summarizes the PSP programs in effect during 2014:

PROGRAM	METRICS	PROGRAM TERMS

PSP 2012-2014		Payouts restricted for 5 years following performance period

PSP 2013-2015	50% 3-Year ROCE 50% TSR	Paid in cash at the end of the performance period

PSP 2014-2016

PSP 2012-2014 Payout

For 2014, the Compensation Committee considered the following results when approving the payout for PSP 2012-2014.

Relative PSP ROCE 2012-2014	Total Shareholder Return 2012-2014

Return on Capital Employed

ROCE is an important measure of both the Company's short- and long-term performance. As such, the Compensation Committee uses a ROCE measure as a metric in both the PSP program as well as the VCIP program; however, each applies ROCE to a different time period.

The target for absolute performance is based on our WACC for the performance period.

During the PSP 2012-2014 performance period, our relative PSP ROCE was second in our peer group and 43 percent higher than peer average. Our absolute PSP ROCE was 7.5 percentage points above target.

These results were used to determine a 180% payout for Return on Capital Employed.

	COMPANY RESULTS		PAYOUT LEVELS BASED ON PERFORMANCE
RETURN ON CAPITAL EMPLOYED METRIC												PAYOUT %		CORPORATE PAYOUT
	TARGET	ACTUAL	200%	175%	150%	125%	100%	75%	50%	25%	0%		WEIGHT

Absolute PSP ROCE*	9.7%	17.2%	>12.1	11.5%	10.9%	10.3%	9.7%	9.5%	9.2%	9.0%	8.7%	200%	10%	20%

	COMPANY RESULTS		PAYOUT LEVELS BASED ON PERFORMANCE
												PAYOUT %		CORPORATE PAYOUT
	TARGET	ACTUAL		200%	170-199%	125-169%	100-124%	70-99%	30-69%	0%			WEIGHT

Relative PSP ROCE*	Relative Ranking	2nd		1st	2nd	3rd	4th	5th	6th	7th		175%	40%	70%

Total Return on Capital Employed												180%	50%	90%

*
See Appendix B for a discussion of non-GAAP financial measures.
34 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Total Shareholder Return

Total Shareholder Return for the performance period is compared to our Primary Peer Group and the S&P 100. The time period measured for PSP 2012-2014 was from our spin-off in May 2012 to December 31, 2014. BP and Chevron are excluded from the analysis because of the effect of their upstream operations on their respective stock prices.

For the related time period, our stock price performance was in the 40th percentile of our peer group, resulting in a payout for TSR of 110 percent, recognizing our TSR was above the peer average.

	COMPANY RESULTS		PAYOUT LEVELS BASED ON PERFORMANCE
TOTAL SHAREHOLDER RETURN METRIC								PAYOUT %		CORPORATE PAYOUT
	TARGET	ACTUAL	150-200%	125-175%	50-150%	25-100%	0-50%		WEIGHT

Relative Total Shareholder Return	Relative Ranking	40th percentile	>74 percentile	60-74 percentile	40-59 percentile	25-39 percentile	0-24 percentile	110%	50%	55%

Total PSP 2012-2014 Payout

The formulaic result of our individual metrics resulted in a Total PSP 2012-2014 Payout of 145 percent.

METRIC	PAYOUT PERCENTAGE	WEIGHT	CORPORATE PAYOUT

PSP ROCE	180%	50%	90%
Relative TSR	110%	50%	55%
Total PSP 2012-2014 Payout			145%

In addition, for PSP 2012-2014 the Compensation Committee could apply performance adjustments to the payout of up to +/–50 percent based on individual performance. The maximum payout inclusive of Company and individual performance adjustments is capped at 200 percent of target. Targets are prorated for changes in salary grade level during the remaining portion of the relevant performance period. The CEO provides input on individual adjustments for all NEOs (other than himself).

Accordingly, the Committee approved the following payouts for each NEO for the PSP 2012-2014 performance period:

NAME	TARGET SHARES (#)	CORPORATE PAYOUT PERCENTAGE	INDIVIDUAL PERFORMANCE ADJUSTMENT(1)	TOTAL SHARES (#)

Mr. Garland	136,897	145%	—	198,501
Ms. Johnson	19,513	145%	—	28,294
Mr. Maxwell	29,022	145%	—	42,082
Mr. Taylor	37,613	145%	—	54,539
Mr. Ziemba	29,172	145%	—	42,299

(1)
No individual performance adjustments were given to NEOs for the PSP 2012-2014 performance period.

2014 LTI Targets

The Company benchmarks compensation across the peer groups described above and establishes multiples of base salary tied to the median LTI opportunities for similar roles at peer organizations.

PSP 2014-2016 Targets

Through the PSP, a significant portion of NEO compensation is tied to Company and individual performance over a three-year period, which is evaluated by the Compensation Committee when determining payouts. Each year, the Compensation Committee establishes metrics that will be used to evaluate Company performance relative to internal performance goals as well as appropriate peer groups for the following three years.

The Compensation Committee uses corporate performance in relation to performance goals and benchmarks when determining award payouts. Payouts can range from 0-200 percent of target opportunity. Generally, target or peer median performance results in a payout equal to 100 percent of target opportunity. Performance below target or peer median performance normally results in a payout between 0 and 99 percent of target opportunity. Performance greater than target or peer median performance generally results in a payout between 100 percent and the maximum 200 percent of target opportunity.

For PSP performance periods beginning in 2014 and thereafter, the program has been changed to apply individual performance adjustments of up to +/–50 percent to targets set at the beginning of the period. The Compensation

2015 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

Committee believes this change to the program further strengthens the link between executive pay and Company performance, drives the right behaviors and actions and promotes shareholder value creation by putting the corporate and individual performance target for NEOs "at risk" during the three-year performance period.

For PSP 2014-2016, the PSP is 50 percent of the LTI target. The total target units are based on each executive's base salary, the executive's target percentage, Phillips 66's stock price on December 31, 2013 (less anticipated ordinary cash dividends during the performance period) and individual performance.

Stock Option Program

In 2014, 25 percent of the LTI target value was delivered to executives in the form of stock options. These are inherently performance-based as the stock price must increase before the executive can realize any gain. We believe stock options drive behaviors and actions that enhance long-term shareholder value.

Generally, stock options are granted in February each year. The number of options awarded is based on the Black-Scholes-Merton model. The exercise price of stock options is set at 100 percent of the fair market value of our common stock on the date of grant. Stock options granted to our NEOs in February 2014 vest ratably over a three-year period and have a ten-year term. These stock options do not have voting rights nor entitle the holder to receive dividends. Based on its assessment of the individual performance of each NEO, the Compensation Committee may adjust an award by up to +/–30 percent of the target grant amount. The CEO provides input on the grant amounts and individual performance adjustments on all NEOs (other than himself). The Compensation Committee evaluates the individual performance of the CEO. The Compensation Committee did not make any individual performance adjustments on NEO stock option awards in 2014.

Restricted Stock Units

In 2014, 25 percent of the LTI target value was delivered to executives in the form of RSUs. The Compensation Committee believes maintaining RSUs in our LTI program complements the overall compensation mix for our executives by:

  •
  Driving the right behaviors and actions consistent with creating shareholder value

  •
  Providing diversification of compensation in recognition of the cyclical nature of our industry

  •
  Resulting in actual share ownership aligned with our stock ownership guidelines

  •
  Supporting executive retention

RSUs are typically granted in February each year. The number of units is determined based on the fair market value of Company stock on the date of grant. RSUs awarded to our NEOs in February 2014 cliff vest at the end of the three-year holding period and are delivered to the NEOs in the form of unrestricted Company stock. These RSUs do not carry voting rights but do generate dividend equivalents during the holding period. The Compensation Committee assesses the individual performance of each NEO, and based on that assessment may adjust an award by up to +/–30 percent of the target grant amount. The CEO provides input regarding awards made to all NEOs (other than himself). The Compensation Committee evaluates the individual performance of the CEO.

Specific Project-Based Performance Highlights that Drive Future Shareholder Value

For 2014, growth, returns and distributions were central to the Company's long-term strategy. Driving these strategies were a range of key initiatives and goals that were successfully achieved due, in large part, to the strong management and oversight by key senior executives. Under each of the three core strategic priorities, the Compensation Committee determined the executives most responsible for contributing to the success of key growth projects aimed at leveraging core infrastructure to build capacity and capture opportunities; achieving or exceeding targeted returns by building and redeploying strategic resources; and making capital allocation decisions to return significant levels of capital to shareholders. This evaluation identified a range of initiatives in which senior executives played a significant role—11 supporting growth, 3 enhancing returns, and 3 emphasizing distributions—that drove returns to shareholders and will continue to drive future shareholder value. The Compensation Committee then made adjustments to individual compensation levels based on the projects and initiatives leading to success and the senior executives responsible for the success of these projects and initiatives.

36 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Project-Based Performance Highlights

GROWTH												RETURNS			DISTRIBUTIONS
LEVERAGING CORE INFRASTRUCTURE TO BUILD CAPACITY AND CAPTURE OPPORTUNITIES IN THE MARKETPLACE												BUILDING AND REDEPLOYING STRATEGIC RESOURCES			RETURNING SIGNIFICANT CAPITAL TO SHAREHOLDERS
	SWEENY FRAC/ FREEPORT TERMINAL	BEAUMONT TERMINAL	EXPLORER PIPELINE	BAYWAY/ FERNDALE FACILITIES	CRUDE DELIVERY POINT JV	PIPELINE SYSTEM JV	RAIL CAR ACQ	CROSS CHANNEL CONNECTOR	PSXP GROWTH	CPCHEM GROWTH PROJECTS	SPECIALTY LUBRICANT ACQ	SWEENY COGEN	MELAKA REFINERY DISPOSAL	ADVANTAGED CRUDE SLATE	QUARTERLY DIVIDENDS	SHARE REPURCHASES	PSPI EXCHANGE

Mr. Garland	•	•	•	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Ms. Johnson	•	•	•	•	•	•	•	•	•		•	•	•				•
Mr. Maxwell		•	•		•	•	•		•		•	•	•		•	•	•
Mr. Taylor	•	•	•	•	•	•	•	•	•	•	•			•			•
Mr. Ziemba	•			•								•	•	•

2014 LTI Target Compensation

The Compensation Committee approved the following targets for the NEOs for 2014. The Compensation Committee considered the individual performance of each NEO as outlined above when determining these targets. These values do not reflect prospective promotional adjustments to PSP targets and may not match the accounting values presented in the "Grants of Plan-Based Awards" table on page 45.

Name	PSP 2014 - 2016(1) ($)	STOCK OPTIONS(2) ($)	RSUs(3) ($)	TOTAL TARGET ($)

Mr. Garland	6,220,562	2,392,500	2,512,125	11,125,187
Ms. Johnson	853,365	371,011	408,112	1,632,488
Mr. Maxwell	1,158,619	503,762	554,139	2,216,520
Mr. Taylor	1,424,016	569,625	712,031	2,705,672
Mr. Ziemba	1,158,619	503,762	554,139	2,216,520

(1)
PSP 2014 - 2016 targets include individual adjustments for Mr. Garland, Ms. Johnson, and Mssrs. Maxwell, Taylor and Ziemba of 30, 15, 15, 25 and 15 percent, respectively.

(2)
No individual adjustments were approved by the Compensation Committee for the stock option targets.

(3)
RSU targets include individual adjustments for Mr. Garland, Ms. Johnson, and Mssrs. Maxwell, Taylor and Ziemba of 5, 10, 10, 25, and 10 percent, respectively.

OTHER BENEFITS AND PERQUISITES

Below is a summary of other compensation elements available to our NEOs in addition to the five main programs described above:

Broad-Based Employee Benefit Programs

NEOs participate in the same basic benefits package available to our other U.S. salaried employees. This package includes qualified pension; 401(k) plan; medical, dental, vision, life, and accident insurance plans, as well as flexible spending arrangements for health care and dependent care expenses; and our matching gift program.

Comprehensive Security Program

The Board has adopted a comprehensive security program to address the increased security risks for certain senior executives. Mr. Garland is the only NEO currently designated by the Board as requiring increased security under this program. This program allows for certain additional security measures in specific situations when the senior executive is traveling by car or airplane on Company business. An additional security review of the NEO's personal residence is also included. Any additional costs to the Company for these activities are imputed to the NEO as All Other Compensation and included in the "Summary Compensation Table" on page 43.

Executive Retirement Plans

We maintain the following supplemental retirement plans for our NEOs.

  •
  Voluntary Deferred Compensation Plan—This plan (the Phillips 66 Key Employee Deferred Compensation Plan, which we refer to as the KEDCP) provides tax-efficient retirement savings by allowing executives to voluntarily defer both the receipt and taxation of a portion of their base salary and annual bonus until a specified date or when they leave the Company. Further information on the KEDCP is provided in the "Nonqualified Deferred Compensation" table beginning on page 49.
2015 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

  •
  Defined Contribution Restoration Plan—This plan (the Phillips 66 Defined Contribution Make-Up Plan, which we refer to as the DCMP) restores benefits capped under our qualified defined contribution plan due to Internal Revenue Code limits. Further information on the DCMP is provided in the "Nonqualified Deferred Compensation" table beginning on page 49.

  •
  Defined Benefit Restoration Plan—This plan (the Phillips 66 Key Employee Supplemental Retirement Plan, which we refer to as the KESRP) restores Company-sponsored benefits capped under the qualified defined benefit pension plan due to Internal Revenue Code limits. Further information on the KESRP is provided in the "Pension Benefits as of December 31, 2014" table beginning on page 48.

A Note About Change in Pension Values in 2014

The number reported in the "Change in Pension Value" column on the Summary Compensation Table reflects the change in each NEO's pension value in 2014. Changes in pension value are caused largely by three factors: (1) additional pension benefits accrued by NEOs under the pension plan if they receive higher compensation due to roles of increasing responsibility or through strong performance, (2) updated actuarial assumptions involving longer life expectancies and the use of these assumptions for financial reporting purposes, and (3) the effect of the time value of money on the pension value and the influence of market interest rates on that value.

Underlying Compensation Levels

If an NEO's compensation increases through time because of a new role and/or through strong performance, a larger pension credit accumulates year over year pursuant to the formulas used to calculate pension accruals. This is particularly relevant to our CEO, who has now served as CEO for more than two full years and has been receiving full CEO pay for those periods. In prior years, pension values reflected our CEO's lower compensation while he served in other executive roles. This contributes in part to the higher change in pension value that we are reporting for 2014.

Actuarial Assumptions

Changes in mortality assumptions also affect the present value of pensions. The Society of Actuaries released new mortality tables in 2014 that reflect longer life expectancies. These new assumptions are reflected in the present value of each NEO's pension. An increase in life expectancy assumptions results in an increase in the present value of each NEO's pension.

Discount Rate

The discount rate is based on prevailing market interest rates, as required by Financial Accounting Standards Board rules. In 2014, interest rates declined and the discount rate used for the pension was reduced to reflect the change in market interest rates. A change in the discount rate does not reflect the actual payments that will be made to NEOs upon retirement. Rather, the decrease in the discount rate increases the present value of each NEO's pension reported in the CD&A. The discount rate used for 2014 was 3.9 percent and the discount rate used for 2013 was 4.55 percent.

Executive Life Insurance

We provide life insurance policies on all U.S.-based employees with a face value approximately equal to their annual base salary. For our NEOs, the face value of this coverage is approximately twice their annual base salary.

Executive Severance and Change in Control Plans

We do not maintain individual severance or change in control agreements with our executives. However, we maintain the Phillips 66 Executive Severance Plan (ESP) and the Phillips 66 CICSP to accomplish several specific objectives, including:

  •
  Ensuring shareholder interests are protected during business transactions by providing benefits that promote senior management stability

  •
  Providing and preserving an economic motivation for participating executives to consider a business combination that might result in an executive's job loss

  •
  Competing effectively in attracting and retaining executives in an industry that features frequent acquisitions and divestitures
38 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executives may not participate in both plans as a result of the same severance event. Among other benefits, the Executive Severance Plan provides a payment equal to one and one-half or two times the executive's base salary, depending on salary grade level, if he or she is involuntarily terminated without cause. The CICSP provides a payment equal to two or three times the executive's base salary, depending on salary grade level, if the executive is involuntarily terminated without cause in connection with a change in control or the executive terminates employment for good reason within two years after a change in control. This "double trigger" requirement is in the best interest of shareholders and is considered a best practice.

Details of potential payments under these plans are outlined in the "Potential Payments upon Termination or Change in Control" section beginning on page 50. These plans do not provide any tax gross-up protections.

Personal Use of Company Aircraft

The primary purpose of our corporate aircraft is to facilitate Company business. In the course of conducting Company business, executives may occasionally invite a family member or other personal guest to travel with them to attend a meeting or function. When such travel is deemed taxable to the executive, we provide further payments to reimburse the costs of the inclusion of this item in his or her taxable income.

EXECUTIVE COMPENSATION GOVERNANCE

Clawback Provisions

Short- and long-term compensation, deferred compensation and nonqualified retirement benefits received by any executive are subject to clawback provisions if financial or other data is materially misstated due to negligence or misconduct on the part of the executive, as determined by the Compensation and Audit Committees.

Stock Ownership

The Compensation Committee believes stock ownership guidelines align executive performance with shareholder value creation and mitigate compensation risk. Each executive must own the following amounts of Phillips 66 common stock within five years from the date of program eligibility:

EXECUTIVE LEVEL	SALARY MULTIPLE

Chairman and CEO	6
President	5
Executive Vice President	4 / 5

RSUs, but not stock options or PSP targets, are included when determining the amount of stock owned by an executive. Compliance with the stock ownership guidelines is reviewed annually. All NEOs currently comply with these stock ownership guidelines or are on track to comply within the applicable five-year period.

Tax Considerations—Internal Revenue Code (IRC) Section 162(m)

IRC Section 162(m) generally limits the deductibility of compensation paid to the CEO and the three other highest-paid executive officers (other than the CFO) in any taxable year to $1 million unless compensation is performance-based and the performance criteria are approved by shareholders. The Compensation Committee considers this when making decisions and generally attempts to structure elements of executive compensation to meet this exception. However, the Compensation Committee has the flexibility to design and maintain the executive compensation programs in a manner that is most beneficial overall to shareholders, including the payment of compensation that is subject to the deduction limits under IRC Section 162(m).

For 2014 the Compensation Committee believes it has taken the necessary steps intended to qualify payments made under the VCIP and awards made under the LTI programs (PSP and RSUs) as performance-based under IRC Section 162(m).

Trading Policies

Our insider trading policy prohibits all employees and directors from trading Company stock while in possession of material, non-publicly disclosed information. This policy requires executives and directors, as well as employees with regular access to insider information, to follow specific pre-clearance procedures before entering into transactions in our stock. Our policy prohibits hedging transactions related to our stock or pledging our stock, including any stock the executive or director may hold in excess of his or her stock ownership guideline requirements.

2015 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant

The Compensation Committee retains Meridian Compensation Partners, LLC as its independent executive compensation consultant. The Compensation Committee has evaluated whether Meridian's work raised any conflict of interest and determined that no such conflict exists.

The primary role of this consultant is to advise the Compensation Committee on:

  •
  Our compensation programs and processes relative to external corporate governance standards

  •
  The appropriateness of our executive compensation programs in comparison to those of our peers

  •
  The efficacy of the compensation programs in accomplishing the objectives set by the Compensation Committee with respect to executives

Compensation Risk Assessment

The Compensation Committee oversees management's risk assessment of all elements of our compensation programs, policies and practices for all employees. Management has concluded that our compensation programs, policies and practices are not reasonably likely to have a material adverse effect on the Company. Relevant provisions of our programs include, but are not limited to:

  •
  LTI metrics (TSR and ROCE) are aligned with the corporate strategy of growth, enhanced returns and shareholder distributions to ensure a continued focus on activities and outcomes that will drive shareholder value

  •
  The performance-based component of executive compensation pay targets increases with each increase in executive pay grade, which emphasizes shareholder value creation over time

  •
  Maintaining a level of discretion in the VCIP and LTI programs is a critical component that enables the Compensation Committee to award zero payouts to executives who perform poorly

  •
  Clawback provisions are included in each program to allow for reduction in awards for executives found to have engaged in activities that pose an undue risk to the Company

  •
  The LTI design consists of three vehicles—performance shares, RSUs and stock options—that provide incentives for strong Company and individual performance as well as retention for succession planning purposes

  •
  Stock ownership guidelines are in place to align executive interests with those of shareholders

ROLE OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Authority and Responsibilities

The Compensation Committee is responsible for providing independent, objective oversight of our executive compensation programs and determining the compensation for our CEO and anyone who meets our definition of a Senior Officer. Currently, our internal guidelines define a Senior Officer as an officer of the Company who reports directly to the CEO or any other officer of the Company who is either a Senior Vice President or above or a reporting officer under Section 16(b) of the Exchange Act. As of December 31, 2014, we had 11 Senior Officers. The compensation tables that follow provide information about our CEO and certain of our Senior Officers. In addition, the Compensation Committee acts as plan administrator of the compensation programs and benefit plans for our CEO and Senior Officers and as an avenue of appeal for current and former Senior Officers regarding disputes over compensation and benefits.

The Compensation Committee oversees the Company's executive compensation philosophy, policies, plans and programs for our CEO and Senior Officers to ensure:

  •
  Alignment of our executive compensation programs with the long-term economic interests of shareholders

  •
  Competitiveness of compensation within the markets in which Phillips 66 competes for talent

  •
  Retention of top talent and CEO and Senior Officer succession planning

One of the Compensation Committee's responsibilities is to assist the Board in its oversight of the integrity of the Company's "Compensation Discussion and Analysis" beginning on page 21. The report on page 41 summarizes certain of the

40 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee's activities concerning compensation earned during 2014 by our NEOs who are identified on page 22.

A complete listing of the authority and responsibilities of the Compensation Committee is set forth in its written charter adopted by the Board of Directors, which is available in the "Investors" section of our website under the caption "Governance."

Members

The Compensation Committee consists of three members who meet all requirements for "non-employee," "independent" and "outside" director status under the Exchange Act, NYSE listing standards, and the IRC, respectively. The members of the Compensation Committee and the member to be designated as Chair, like the members and Chairs of all the Board committees, are reviewed annually by the Nominating Committee, which recommends committee appointments to the full Board. The Board of Directors has final approval of the committee structure of the Board.

Meetings

The Compensation Committee holds regularly scheduled meetings in association with each regular Board meeting and meets by teleconference between such meetings as necessary to discharge its duties. The Compensation Committee reserves time at each regularly scheduled meeting to review matters in executive session without management present except as specifically requested by the Compensation Committee. Additionally, the Compensation Committee meets jointly with the Lead Director, who is currently a member of the Compensation Committee, at least annually to evaluate the performance of the CEO. In 2014, the Compensation Committee had six regularly scheduled meetings. More information regarding the Compensation Committee's activities at such meetings can be found in the "Compensation Discussion and Analysis" beginning on page 21.

Continuous Improvement

The Compensation Committee is committed to a process of continuous improvement in exercising its responsibilities. To that end, the Compensation Committee:

  •
  Receives ongoing training regarding best practices for executive compensation

  •
  Regularly reviews its responsibilities and governance practices in light of ongoing changes in the legal and regulatory arena and trends in corporate governance, which review is aided by the Company's management and consultants, the Compensation Committee's independent compensation consultant, and, when deemed appropriate, independent legal counsel

  •
  Annually reviews its charter and proposes any desired changes to the Board of Directors

  •
  Annually conducts a self-assessment of its performance that evaluates the effectiveness of the Compensation Committee's actions and seeks ideas to improve its processes and oversight

  •
  Regularly reviews and assesses whether the Company's executive compensation programs are having the desired effects without encouraging an inappropriate level of risk

  •
  Regularly reviews all its activities, including self-assessment and compensation risk assessment, with the full Board of Directors

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

Review with Management.    The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" presented in this proxy statement beginning on page 21.

Discussions with Independent Executive Compensation Consultant.    The Compensation Committee has discussed with Meridian Compensation Partners, LLC (Meridian), an independent executive compensation consulting firm, the executive compensation programs of the Company, as well as specific compensation decisions made by the Compensation Committee. Meridian was retained directly by the Compensation Committee, independent of the management of the Company. The Compensation Committee has received written disclosures from Meridian confirming no other work has been performed for the Company by Meridian, has discussed with Meridian its independence from Phillips 66, and believes Meridian to have been independent of management.

2015 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

Recommendation to the Phillips 66 Board of Directors.    Based on its review and discussions noted above, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in the Phillips 66 proxy statement on Schedule 14A and the Phillips 66 Annual Report on Form 10-K for the year ended December 31, 2014.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
J. Brian Ferguson, Chairman
Harold W. McGraw III
Glenn F. Tilton

42 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

The following tables and accompanying narrative disclosures provide information concerning total compensation earned by our CEO and other NEOs as of December 31, 2014 for services to Phillips 66 or any of our subsidiaries during 2014, 2013 and 2012 (May 1-December 31).

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our NEOs for fiscal years 2014, 2013 and 2012 (since Company inception on May 1, 2012).

NAME AND POSITION	YEAR(1)	SALARY ($)(2)	BONUS ($)(3)	STOCK AWARDS ($)(4)	OPTION AWARDS ($)(5)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(6)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(7)	ALL OTHER COMPENSATION ($)(8)	TOTAL ($)

Greg C. Garland, Chairman	2014	1,510,427	0	8,732,652	2,393,385	2,658,351	8,984,486	229,132	24,508,433
and CEO	2013	1,441,667	0	7,276,484	2,658,045	4,108,750	4,045,846	311,413	19,842,205
	2012	933,333	0	10,033,281	0	3,000,000	339,120	117,304	14,423,038
Paula A. Johnson, Executive	2014	596,676	0	1,634,565	371,420	590,709	879,304	76,683	4,149,357
Vice President and General	2013	501,105	0	1,671,395	201,240	732,865	280,204	75,173	3,461,982
Counsel	2012	285,684	0	709,400	0	483,973	130,272	32,771	1,642,100
Greg G. Maxwell, Executive	2014	714,286	0	2,206,861	504,070	772,143	308,349	83,743	4,589,452
Vice President and CFO	2013	633,546	0	1,899,948	412,542	1,013,039	74,263	130,368	4,163,706
	2012	389,231	0	1,511,779	0	727,064	47,295	104,655	2,780,024
Tim G. Taylor, President	2014	888,188	0	3,451,492	570,395	1,052,503	199,465	107,152	6,269,195
	2013	717,285	0	2,130,711	538,317	1,264,574	169,823	169,629	4,990,339
	2012	442,935	0	1,831,050	0	1,039,530	40,628	34,323	3,388,466
Larry M. Ziemba,	2014	674,396	0	1,712,742	504,070	671,698	1,110,517	110,040	4,783,463
Executive Vice President,	2013	626,768	0	1,829,619	400,803	1,002,202	246,458	122,450	4,228,300
Refining	2012	376,976	0	1,324,055	0	829,752	475,839	35,496	3,042,118

(1)
All amounts in this table reflect compensation received for 2014, 2013 and 2012—after our May 1, 2012 spin-off from ConocoPhillips.

(2)
Includes any amounts that were voluntarily deferred under our KEDCP.

(3)
Because our annual bonus program (VCIP) has mandatory performance measures that must be achieved before any payout can be made to our NEOs, VCIP payments are shown in the Non-Equity Incentive Plan Compensation column of the table rather than the Bonus column.

(4)
Amounts shown represent the aggregate grant date fair value of awards determined in accordance with U.S. generally accepted accounting principles (GAAP). Assumptions used in calculating these amounts are included in Note 21-Employee Benefit Plans in the Notes to Consolidated Financial Statements in our 2014 Annual Report on Form 10-K.

  The amounts shown for stock awards are from our PSP, RSU program and for off-cycle awards. No off-cycle awards were granted to our NEOs during 2014. These include awards that are expected to be finalized as late as 2016. The amounts shown for awards from the PSP relate to performance periods that began in 2012, 2013 and 2014 and that end in 2014, 2015 and 2016, respectively.

  Amounts shown, relating to PSP, are targets set for the PSP awards, because it is the probable outcome at the setting of the target for the applicable performance period that the target will be achieved consistent with the accounting treatment under GAAP. If the maximum payout were used for the PSP awards, excluding any individual adjustments, the amounts shown relating to PSP would double, although the value of the actual payout would depend on the stock price at the time of the payout. If the minimum payout were used, the amounts for PSP awards would be reduced to zero. Actual payouts with regard to the targets set for the performance period that ended in 2014 were approved by the Compensation Committee at its February 2015 meeting. Those payouts were as follows (with values shown at fair market value on the date of payout): Mr. Garland, $14,715,872; Ms. Johnson, $2,097,576; Mr. Maxwell, $3,119,749; Mr. Taylor, $4,043,249; and Mr. Ziemba, $3,135,836.

  Earned payouts under the PSP 2012-2014 are made in RSU grants that will be forfeited if the NEO is terminated prior to the end of the escrow period set in the award (other than for death or following disability or after a change in control). The escrow period lasts five years from the grant of the award (which is in addition to the performance period) unless the NEO makes an election prior to the beginning of the program period to extend the escrow period until separation from service. In the case of termination due to death, layoff, or retirement after age 55 with five years of service, or after disability or a change in control, however, the escrow period ends at the exceptional termination event. In the event of termination due to layoff or retirement after age 55 with five years of service, restrictions lapse unless the NEO has elected to defer receipt of the stock until a later time.

  Earned payouts under the PSP 2013-2015 and PSP 2014-2016 will be made in cash at the end of the performance period and will be forfeited if the NEO is terminated prior to the end of the performance period (other than for death or following disability or after a change in control). If the NEO retires after age 55 and with five years of service, the NEO is entitled to a prorated award for any ongoing program in which he or she participated for at least 12 months.

(5)
Amounts shown represent the aggregate grant date fair value of awards determined in accordance with GAAP. Assumptions used in calculating these amounts are included in Note 21-Employee Benefit Plans in the Notes to Consolidated Financial Statements in our 2014 Annual Report on Form 10-K.

(6)
These are amounts paid under our annual bonus program (VCIP), including bonus amounts that were voluntarily deferred under our KEDCP. See note (3) above. These amounts were paid in February following the year of service.

(7)
Reflects the actuarial increase in the present value of the benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Interest rate assumption changes have a significant impact on the pension values. There are no deferred compensation earnings reported in this column, as our nonqualified deferred compensation plans do not provide above-market or preferential earnings.

The present value of each NEO's pension benefit is calculated based on his or her highest three years of earnings over the last ten years. Please refer to the section, "A Note About Change in Pension Values in 2014" on page 38 for more information on the drivers of this change in value.

2015 PROXY STATEMENT 43

EXECUTIVE COMPENSATION TABLES

(8)
We offer limited perquisites to our NEOs, which, together with Company contributions to our qualified savings and nonqualified defined contribution plans, are reflected in the All Other Compensation column as summarized below:

NAME	YEAR	PERSONAL USE OF COMPANY AIRCRAFT ($)(a)	AUTOMOBILE PROVIDED BY COMPANY ($)(b)	HOME SECURITY ($)(c)	EXECUTIVE GROUP LIFE INSURANCE PREMIUMS ($)(d)	MISCELLANEOUS PERQUISITES AND TAX REIMBURSEMENTS ($)(e)	MATCHING GIFT PROGRAM ($)(f)	MATCHING CONTRIBUTIONS UNDER THE TAX-QUALIFIED SAVINGS PLAN ($)(g)	COMPANY CONTRIBUTIONS TO NONQUALIFIED DEFINED CONTRIBUTION PLANS ($)(h)

Mr. Garland	2014	15,893	3,311	35,877	7,794	15,319	15,000	23,400	112,538
Ms. Johnson	2014	—	—	—	1,647	1,085	20,250	23,400	30,301
Mr. Maxwell	2014	—	—	—	3,686	11,271	4,500	23,400	40,886
Mr. Taylor	2014	—	—	—	7,035	19,180	1,000	23,400	56,537
Mr. Ziemba	2014	—	—	—	3,480	34,952	10,912	23,400	37,296

  (a)
  The Phillips 66 Comprehensive Security Program requires in certain circumstances that Mr. Garland fly on Company aircraft. The amount presented above represents the approximate incremental cost to Phillips 66 for personal use of the aircraft. Approximate incremental cost has been determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by that aircraft, and multiplying the result by the miles flown for personal use during the year. Incremental costs for flights to the hangar or other locations without passengers, commonly referred to as "deadhead" flights, are included in the amount above.

  (b)
  The use of a car and driver is sometimes required by our Comprehensive Security Program for certain executives, including Mr. Garland. The value shown represents the actual cost of car rental with driver service.

  (c)
  The use of a home security system is required as part of our Comprehensive Security Program for certain executives and employees, including Mr. Garland, based on risk assessments made by our Crisis Management and Security Manager. The amount shown represents upgrade costs to Mr. Garland's home security system with features required by us that are in excess of the cost of a "standard" system typical for homes in the neighborhood. Mr. Garland pays for the cost of the "standard" system.

  (d)
  We maintain life insurance policies and/or death benefits for all our U.S.-based salaried employees (at no cost to the employee) with a face value approximately equal to the employee's annual salary. We maintain group life insurance policies on each of our NEOs equal to approximately two times his or her annual salary. The amounts shown are for premiums paid by us to provide the additional group life insurance above what is provided to the broad-based employees.

  (e)
  The amounts shown primarily reflect payments by us relating to certain taxes incurred by the NEOs. These payments primarily occur when we request family members or other guests to accompany an NEO to a Company function and, as a result, the NEO is deemed to make personal use of Company assets such as Company aircraft and thereby incurs imputed income. We believe this type of expense is appropriately characterized as a business expense and, if the NEO incurs imputed income in accordance with applicable tax laws, we will generally reimburse the NEO for any increased tax costs. The amount for Mr. Garland includes $347 for gifts received in his capacity as Chairman of the Board of Directors.

  (f)
  We maintain a Matching Gift Program under which certain gifts by employees to qualified educational or charitable institutions are matched by the Company. The program matches up to $15,000 annually. The amounts shown reflect the actual payments made by us in 2014. Ms. Johnson made certain gifts in the fourth quarter of 2013 that were matched by the Company in 2014.

  (g)
  Under the terms of our tax-qualified defined contribution plans, we make contributions to the accounts of all eligible employees, including the NEOs.

  (h)
  Under the terms of our nonqualified defined contribution plans, we make contributions to the accounts of all eligible employees, including the NEOs. See the "Nonqualified Deferred Compensation" table and accompanying narrative and notes beginning on page 49 for more information.
44 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the "Summary Compensation Table" on page 43. This table includes both equity and non-equity awards.

								ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)
		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)					EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)
NAME	GRANT DATE(1)	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Mr. Garland		0	2,416,683	6,041,708	0	0	0	0	0	0	0
	2/6/2014	0	0	0	0	0	0	34,767	0	0	2,512,090
	2/6/2014	0	0	0	0	86,934	173,868	0	0	0	6,220,562
	2/6/2014	0	0	0	0	0	0	0	126,300	72.255	2,393,385
Ms. Johnson		0	492,258	1,230,645	0	0	0	0	0	0	0
	2/6/2014	0	0	0	0	0	0	5,648	0	0	408,096
	2/6/2014	0	0	0	0	11,926	23,852	0	0	0	853,365
	3/1/2014	0	0	0	0	7,101	14,202	0	0	0	373,103
	2/6/2014	0	0	0	0	0	0	0	19,600	72.255	371,420
Mr. Maxwell		0	643,453	1,608,633	0	0	0	0	0	0	0
	2/6/2014	0	0	0	0	0	0	7,669	0	0	554,124
	2/6/2014	0	0	0	0	16,192	32,384	0	0	0	1,158,619
	8/1/2014	0	0	0	0	8,919	17,838	0	0	0	494,119
	2/6/2014	0	0	0	0	0	0	0	26,600	72.255	504,070
Mr. Taylor		0	877,086	2,192,715	0	0	0	0	0	0	0
	2/6/2014	0	0	0	0	0	0	9,854	0	0	712,001
	2/6/2014	0	0	0	0	19,901	39,802	0	0	0	1,424,016
	6/1/2014	0	0	0	0	24,344	48,688	0	0	0	1,315,475
	2/6/2014	0	0	0	0	0	0	0	30,100	72.255	570,395
Mr. Ziemba		0	559,749	1,399,373	0	0	0	0	0	0	0
	2/6/2014	0	0	0	0	0	0	7,669	0	0	554,124
	2/6/2014	0	0	0	0	16,192	32,384	0	0	0	1,158,619
	2/6/2014	0	0	0	0	0	0	0	26,600	72.255	504,070

(1)
The grant date shown is the date on which the Compensation Committee approved the target awards. Ms. Johnson and Messrs. Maxwell and Taylor received promotions on March 1, 2014, August 1, 2014 and June 1, 2014, respectively, in recognition of their individual accomplishments and to maintain alignment with the market. The Compensation Committee approved these promotions at its February 2014, July 2014, and May 2014 meetings, respectively. The grants shown above on each of these promotion dates represent the promotional target received by each executive under the PSP for the performance periods that end in 2014, 2015 and 2016. The PSP targets are adjusted prospectively for promotions during the performance period to reflect the executive's new base salary and target percentage for the remainder of the performance period using the stock price established at the beginning of the performance period. The number of promotional target units and their fair market value on the date of grant for the PSP performance period ending in 2014 are as follows: Ms. Johnson, 1,827 units, $56,527; Mr. Maxwell, 1,565 units, $48,421; and Mr. Taylor, 5,222 units, $161,569. The number of promotional target units and their fair market value on the date of grant for the PSP performance period ending in 2015 are as follows: Ms. Johnson, 2,588 units, $124,379; Mr. Maxwell, 3,427 units, $164,702; and Mr. Taylor, 9,124 units, $438,499. The number of promotional target units and their fair market value on the date of grant for the PSP performance period ending in 2016 are as follows: Ms. Johnson, 2,686 units, $192,197; Mr. Maxwell, 3,927 units, $280,996; and Mr. Taylor, 9,998 units, $715,407.

(2)
Threshold and maximum awards are based on the provisions in the VCIP. Actual awards earned can range from 0 to 200 percent of the target awards, with a further possible adjustment of +/- 50 percent of the target award for individual performance. The Compensation Committee retains the authority to make awards under the program and to use its judgment in adjusting awards, including making awards greater than the amounts shown in the table above, provided the award does not exceed amounts permitted under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66, approved by shareholders. Actual payouts under the annual bonus program for 2014 are calculated using base salary earned in 2014 and reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" on page 43.

(3)
Threshold and maximum awards are based on the provisions of the PSP. Actual awards earned can range from 0 to 200 percent of the target awards. Performance periods under the PSP cover a three-year period, and since a new three-year period commences each year, there could be three overlapping performance periods ongoing at any time. In 2014, all the NEOs received an award for the three-year performance period beginning in 2014 and ending in 2016. The Compensation Committee retains the authority to make awards under the PSP using its judgment, including making awards greater than the maximum payout shown in the table above, provided the award does not exceed amounts permitted under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.

(4)
For equity incentive plan awards, these amounts represent the grant date fair value at target level under the PSP as determined pursuant to GAAP. For Stock Option awards, these amounts represent the grant date fair value of the option awards using a Black-Scholes-Merton-based methodology. Actual value realized upon option exercise depends on market prices at the time of exercise. For other stock awards, these amounts represent the grant date fair value of the RSU awards determined pursuant to GAAP. See Note 21-Employee Benefit Plans in the Notes to Consolidated Financial Statements in our 2014 Annual Report on Form 10-K, for a discussion of the relevant assumptions used in this determination.
2015 PROXY STATEMENT 45

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table lists outstanding Phillips 66 equity grants for each NEO as of December 31, 2014.

Some awards held by NEOs at the time of our spin-off from ConocoPhillips were adjusted or substituted as described below in order to preserve the intrinsic value, remaining vesting periods, and other terms and conditions of ConocoPhillips awards outstanding on April 30, 2012, in accordance with the Employee Matters Agreement entered into with ConocoPhillips.

  •
  NEOs with exercisable ConocoPhillips Stock Options received options to purchase both ConocoPhillips and Phillips 66 common stock

  •
  NEOs with unexercisable ConocoPhillips Stock Options received substitute options to purchase only Phillips 66 common stock

  •
  NEOs with Restricted Stock and PSU awards for completed performance periods under the ConocoPhillips PSP received both ConocoPhillips and Phillips 66 Restricted Stock and PSUs

  •
  NEOs with Restricted Stock and RSUs received under all ConocoPhillips programs, other than the ConocoPhillips PSP, received Phillips 66 Restricted Stock and RSUs

The table below includes outstanding Phillips 66 shares and options that resulted from the adjustments described above, but it does not include the ConocoPhillips shares and options that resulted from these adjustments.

							STOCK AWARDS
									EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(8)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
		OPTION AWARDS(1)
								MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
NAME	GRANT DATE(2)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(3)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(7)

Mr. Garland	2/10/2011	12,165	—		31.250	2/10/2021
	2/9/2012	112,818	56,410	(4)	32.030	2/9/2022
	2/7/2013	52,833	105,667	(5)	62.170	2/7/2023
	2/6/2014	—	126,300	(6)	72.255	2/6/2024
							615,486	44,130,346	183,063	13,125,617
Ms. Johnson	2/10/2011	16,735	—		31.250	2/10/2021
	2/9/2012	15,604	7,802	(4)	32.030	2/9/2022
	2/7/2013	4,000	8,000	(5)	62.170	2/7/2023
	2/6/2014	—	19,600	(6)	72.255	2/6/2024
							73,124	5,242,991	31,850	2,283,645
Mr. Maxwell	2/9/2012	23,612	11,807	(4)	32.030	2/9/2022
	2/7/2013	8,200	16,400	(5)	62.170	2/7/2023
	2/6/2014	—	26,600	(6)	72.255	2/6/2024
							97,295	6,976,052	44,086	3,160,966
Mr. Taylor	2/9/2012	51,506	25,754	(4)	32.030	2/9/2022
	2/7/2013	10,700	21,400	(5)	62.170	2/7/2023
	2/6/2014	—	30,100	(6)	72.255	2/6/2024
							141,187	10,123,108	62,257	4,463,827
Mr. Ziemba	2/14/2008	8,563	—		35.380	2/14/2018
	2/12/2009	20,811	—		20.270	2/12/2019
	2/12/2010	45,093	—		21.560	2/12/2020
	2/10/2011	72,630	—		31.250	2/10/2021
	2/9/2012	67,939	33,970	(4)	32.030	2/9/2022
	2/7/2013	7,966	15,934	(5)	62.170	2/7/2023
	2/6/2014	—	26,600	(6)	72.255	2/6/2024
							163,084	11,693,123	36,672	2,629,382

(1)
All options shown in the table have a maximum term for exercise of ten years from the grant date. Under certain circumstances, the terms for exercise may be shorter, and in certain circumstances, the options may be forfeited and cancelled. All awards shown in the table have associated restrictions upon transferability.
46 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

(2)
The dates presented in this column represent the date the awards were granted by ConocoPhillips for grants prior to the spin-off from ConocoPhillips, and by Phillips 66 for all other awards. The awards granted prior to the spin-off were converted to Phillips 66 equity awards in connection with the spin-off and in accordance with the Employee Matters Agreement and remain subject to the same general terms and conditions.

(3)
The options shown in this column vested and became exercisable in 2014 or prior years (although under certain termination circumstances, the options may still be forfeited). Options become exercisable in one-third increments on the first, second and third anniversaries of the grant date.

(4)
Represents the final one-third of the February 9, 2012 grant, which became exercisable on February 9, 2015.

(5)
Represents the final two-thirds of the February 7, 2013 grant, half of which became exercisable on February 7, 2015 and the other half of which will become exercisable on February 7, 2016.

(6)
Represents the February 6, 2014 grant. One-third of the grant became exercisable on February 6, 2015, one-third will become exercisable on February 6, 2016, and one-third will become exercisable on February 6, 2017.

(7)
These amounts include unvested restricted stock and RSUs awarded under the PSP for performance periods ending on or before December 31, 2012; awarded to Mr. Garland, Ms. Johnson and Messrs. Maxwell and Taylor as special awards in 2012; and awarded as annual awards. These amounts also include the unvested RSU awards under the PSP for the performance period that ended December 31, 2014, as follows: Mr. Garland, 198,501 units; Ms. Johnson, 28,294 units; Mr. Maxwell, 42,082 units; Mr. Taylor, 54,539 units; and Mr. Ziemba, 42,299 units. All awards continue to have restrictions upon transferability. Restrictions on PSP awards for performance periods beginning prior to 2009 lapse upon separation from service. Restrictions on PSP awards for later performance periods lapse five years from the grant date unless the NEO elected prior to the beginning of the performance period to defer lapsing of the restrictions until separation from service. Awards are subject to forfeiture if, prior to lapsing, the NEO separates from service for a reason other than death, disability, layoff, retirement after reaching age 55 with five years of service, or after a change of control, although the Compensation Committee has the authority to waive forfeiture. The awards have no voting rights, but do entitle the holder to receive dividend equivalents in cash. The value of the awards reflects the closing price of our stock, as reported on the NYSE, on December 31, 2014 ($71.70).

(8)
Reflects potential awards from ongoing performance periods under the PSP for performance periods ending December 31, 2015 and December 31, 2016. These awards are shown at target levels; however, there is no assurance that awards will be granted at, below or above target after the end of the relevant performance periods, as the determination to make a grant and the amount of any grant is within the judgment of the Compensation Committee. Until an actual grant is made, these unearned awards pay no dividend equivalents. The value of these unearned awards reflects the closing price of our stock, as reported on the NYSE, on December 31, 2014 ($71.70).

OPTION EXERCISES AND STOCK VESTED FOR 2014

The following table summarizes the value received from stock option exercises and stock grants vested during 2014:

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

Mr. Garland	107,824	4,900,407	24,808	2,099,873
Ms. Johnson	—	—	7,107	539,267
Mr. Maxwell	—	—	20,013	1,515,685
Mr. Taylor	—	—	17,835	1,380,273
Mr. Ziemba	27,478	1,429,825	—	—

2015 PROXY STATEMENT 47

EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS AS OF DECEMBER 31, 2014

Our defined benefit pension plan covering NEOs, the Phillips 66 Retirement Plan, consists of multiple titles with different terms. NEOs are only eligible to participate in one title, but may have frozen benefits under one or more other titles.

	Title I(1)	Title II(2)	Title III	Title IV

Current Eligibility	Mr. Garland	Messrs. Maxwell and Taylor	Mr. Ziemba	Ms. Johnson
Normal Retirement			Age 65
Early Retirement	Age 55 with five years of service or if laid off during or after the year in which the participant reaches age 50	Executives may receive their vested benefit upon termination of employment at any age	Age 55 with ten years of service	Age 50 with ten years of service
Benefit Calculation(3)	Calculated as the product of 1.6 percent times years of credited service multiplied by the final average eligible earnings	Based on monthly pay and interest credits to a cash balance account created on the first day of the month after an executive's hire date. Pay credits are equal to a percentage of total salary and annual bonus.	Calculated as the product of 1.6 percent times years of credited service multiplied by the final average eligible earnings
Final Average Earnings Calculation	Calculated using the three highest consecutive compensation years in the last ten calendar years before retirement plus the year of retirement	N/A	Calculated using the highest consecutive 36 months of compensation in the last 120 months of service prior to retirement	Calculated using the higher of the highest three years of compensation or the highest consecutive 36 months of compensation
Eligible Pension Compensation(4)	Includes salary and annual bonus	Includes salary and annual bonus	Includes salary	Includes salary and annual bonus
Benefit Vesting(5)		Employees vest after three years of service
Payment Types	Allows payments in the form of several annuity types or a single lump sum		Allows payments in the form of several annuity types, but does not allow a single lump sum payment	Allows payments in the form of several annuity types or a single lump sum
IRS limitations	Benefits under all Titles are limited by the Internal Revenue Code. In 2014, that limit was $260,000. The Internal Revenue Code also limits the annual benefit available under these Titles expressed as an annuity. In 2014, that limit was $210,000 (reduced actuarially for ages below 62).

(1)
Mr. Maxwell has a frozen benefit under Title I from prior years of service with predecessor companies.

(2)
NEOs whose combined years of age and service total less than 44 receive a six percent pay credit, those with 44 through 65 receive a seven percent pay credit and those with 66 or more receive a nine percent pay credit.

  Interest credits are applied to the cash balance account each month. This credit is calculated by multiplying the value of the account by the interest credit rate, based on 30-year U.S. Treasury security rates adjusted quarterly.

(3)
An early benefit reduction is calculated on Title I, by reducing the benefit 5% for each year before age 60 that benefits are paid. An early benefit reduction is calculated on Title III, by reducing the benefit 6.67% for each year before age 60 that benefits are paid, unless the participant has at least 85 points awarded, with one point for each year of age and one point for each year of service. Title IV early benefit reduction is calculated by reducing the benefit by 5% per year for each year before age 57 that benefits are paid and 4% per year for benefits that are paid between ages 57 and 60. The benefit calculation for Titles I, III and IV is reduced by the product of 1.5% of the annual primary social security benefit multiplied by years of credited service, although a minimum reduction limit of 50% may apply.

(4)
Under Title I, if an executive receives layoff benefits, then the eligible compensation calculation also includes the annualized salary for the year of layoff (rather than the actual salary for that year) and years of service are increased by any period for which layoff benefits are calculated.

(5)
Messrs. Maxwell and Taylor are vested in their benefits due to prior service with ConocoPhillips and predecessor companies.
48 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

The following table lists the pension program participation and actuarial present value of each NEO's defined benefit pension as of December 31, 2014.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

Mr. Garland	Phillips 66 Retirement Plan-Title I	25	1,196,301
	Phillips 66 Key Employee Supplemental Retirement Plan(2)	—	17,546,045	—
Ms. Johnson	Phillips 66 Retirement Plan-Title IV	12	459,131
	Phillips 66 Key Employee Supplemental Retirement Plan	—	1,298,367	—
Mr. Maxwell	Phillips 66 Retirement Plan-Title I	23	731,109
	Phillips 66 Retirement Plan-Title II	3	68,518
	Phillips 66 Key Employee Supplemental Retirement Plan	—	257,646	—
Mr. Taylor	Phillips 66 Retirement Plan-Title II	3	68,524
	Phillips 66 Key Employee Supplemental Retirement Plan	—	354,000	—
Mr. Ziemba	Phillips 66 Retirement Plan-Title III	38	1,298,470
	Phillips 66 Key Employee Supplemental Retirement Plan	—	3,027,754	—

(1)
Years of credited service include service recognized under the predecessor ConocoPhillips plans from which these plans were spun off effective May 1, 2012. Mr. Maxwell is credited with a total of 26 years of service under the plans described above. The number of years of service credited under Title I is frozen at 23 years of service, but the number of years of service counted under Title II increases each year that he remains employed by us. His years of service under Title I are related to his employment with ConocoPhillips predecessor companies prior to 2000.

(2)
The present value of Mr. Garland's pension benefit is calculated based on his highest three years of earnings over the last ten years. The increase in the present value of his pension benefit reflects a significant increase in earnings since his promotion to Chairman of the Board and Chief Executive Officer.

NONQUALIFIED DEFERRED COMPENSATION

Our NEOs are eligible to participate in two nonqualified deferred compensation plans, the Phillips 66 KEDCP and the Phillips 66 DCMP.

The KEDCP allows NEOs to defer up to 50 percent of their salary and up to 100 percent of their VCIP. The default distribution option is a lump sum payment paid at least six months after separation from service. NEOs may elect to defer payments from one to five years, and to receive annual, semiannual or quarterly payments for a period of up to fifteen years. NEOs may also elect to defer their VCIP to a specific date in the future.

The DCMP is a nonqualified restoration plan for employer contributions that cannot be made to our 401(k) plan either due to an NEO's salary deferral under the KEDCP or due to the Internal Revenue Code annual limit on compensation that may be taken into account under a qualified plan. Distributions are made as a lump sum six months after separation from service, unless the NEO elects to receive one to fifteen annual payments beginning at least one year after separation from service.

Each NEO directs investments of his or her individual accounts under the KEDCP and DCMP. Both plans provide a broad range of market-based investments that may be changed daily. No investment provides above-market returns. The aggregate performance of these investments is reflected in the "Nonqualified Deferred Compensation" table below.

Benefits due under these plans are paid from our general assets, although we also maintain rabbi trusts that may be used to pay benefits. The trusts and the funds held in them are Company assets. In the event of our bankruptcy, NEOs would be unsecured general creditors.

2015 PROXY STATEMENT 49

EXECUTIVE COMPENSATION TABLES

The following table provides information on nonqualified deferred compensation as of December 31, 2014:

NAME	APPLICABLE PLAN(1)	BEGINNING BALANCE ($)	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	COMPANY CONTRIBUTIONS IN THE LAST FISCAL YEAR ($)(2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(4)

Mr. Garland	Phillips 66 Defined Contribution Make-Up Plan	564,453	—	112,538	(1,981)	—	675,010
	Phillips 66 Key Employee Deferred Compensation Plan	1,143,952	—	—	(5,267)	—	1,138,685
Ms. Johnson	Phillips 66 Defined Contribution Make-Up Plan	76,115	—	30,301	632	—	107,048
	Phillips 66 Key Employee Deferred Compensation Plan	—	—	—	—	—	—
Mr. Maxwell	Phillips 66 Defined Contribution Make-Up Plan	111,700	—	40,886	608	—	153,194
	Phillips 66 Key Employee Deferred Compensation Plan	486,928	—	—	24,988	—	511,916
Mr. Taylor	Phillips 66 Defined Contribution Make-Up Plan	259,119	—	56,537	(4,197)	—	311,459
	Phillips 66 Key Employee Deferred Compensation Plan	1,574,393	—	—	119,923	—	1,694,316
Mr. Ziemba	Phillips 66 Defined Contribution Make-Up Plan	522,736	—	37,296	8,872	—	568,904
	Phillips 66 Key Employee Deferred Compensation Plan	817,487	—	—	77,286	—	894,773

(1)
We have two defined contribution deferred compensation programs for our executives-the DCMP and the KEDCP. As of December 31, 2014, participants in these plans had 96 investment options. 35 of the options were the same as those available in our 401(k) plan and the remaining options were other mutual funds approved by the plan administrator.

(2)
These amounts represent Company contributions under the DCMP. These amounts are also included in the "All Other Compensation" column of the "Summary Compensation Table" on page 43.

(3)
These amounts represent earnings on plan balances from January 1 to December 31, 2014. These amounts are not included in the "Summary Compensation Table" on page 43.

(4)
The total reflects contributions by our NEOs, contributions by us, and earnings on balances prior to 2014; plus contributions by our NEOs, contributions by us, and earnings from January 1, 2014 through December 31, 2014 (shown in the appropriate columns of this table, with amounts that are included in the "Summary Compensation Table" on page 43 shown in footnote 2 above). The total includes all contributions by our NEOs and by us reported in this proxy statement and our proxy statements from prior years as follows: $397,482 for Mr. Garland, $82,099 for Ms. Johnson, $125,236 for Mr. Maxwell, $175,027 for Mr. Taylor, and $135,027 for Mr. Ziemba.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables at the end of this section summarize the potential value, as of December 31, 2014, of the incremental benefits to be received by each NEO due to an involuntary termination without cause or a change in control event as of December 31, 2014.

Each of our NEOs is expected to receive amounts earned during his or her period of employment unless he or she voluntarily resigns prior to becoming retirement-eligible or is terminated for cause. Such amounts include:

  •
  VCIP earned during the fiscal year

  •
  Grants under the PSP for the most-recently completed performance period and ongoing performance periods in which the executive participated for at least one year

  •
  Previously granted restricted stock and RSUs

  •
  Vested Stock Option grants

  •
  Amounts contributed and vested under our defined contribution plans

  •
  Amounts accrued and vested under our pension plans

Although normal retirement age under our benefit plans is 65, early retirement provisions allow receipt of benefits at earlier ages if vesting requirements are met. For our incentive compensation programs (VCIP, Stock Options, and PSP), early retirement is generally defined as termination at or after the age of 55 with five years of service.

As of December 31, 2014, all of our NEOs except Ms. Johnson were retirement-eligible under both our benefit plans and our compensation programs. Therefore, as of December 31, 2014, a voluntary resignation of any NEO other than Ms. Johnson would have been treated as a retirement. Because the NEOs other than Ms. Johnson were then eligible for retirement under these programs, they would have been able to resign and retain all awards earned under the current PSP and earlier programs.

50 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

As a result, the awards to them under these programs are not included in the incremental amounts reflected in the tables below. Please see the "Outstanding Equity Awards at Fiscal Year End" table on page 46 for more information.

In addition, our NEOs participate in two severance plans: the Phillips 66 ESP and the Phillips 66 CICSP. Executives are not entitled to receive benefits under both plans as a result of the same change in control event.

Executive Severance Plan    The ESP provides that if we terminate the employment of an executive other than for cause, the executive will receive the following benefits, which may vary depending on salary grade level:

  •
  A lump sum payment equal to one and one-half or two times the sum of the executive's base salary and current target annual bonus

  •
  A lump sum payment equal to the present value of the increase in pension benefits that would result from crediting the executive with an additional one and one-half or two years of age and service under the pension plan

  •
  A lump sum payment equal to the Company cost of certain welfare benefits for an additional one and one-half or two years

  •
  Continued eligibility for a pro rata portion of the annual bonus paid with respect to the year of termination

  •
  Layoff treatment under our compensation plans that generally allows the executive to retain grants of Restricted Stock and RSUs, and maintain eligibility for PSP awards for ongoing periods in which he or she had participated for at least one year

Amounts payable under the ESP are offset by any payments or benefits payable under any of our other plans, and may also be reduced in the event of willful and bad faith conduct demonstrably injurious to the Company. As described above, the ESP and CICSP are Company plans under which awards and payments are subject to clawback provisions and to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Change in Control Severance Plan    The CICSP provides that if, within two years of a change in control of the Company, an executive's employment is terminated, other than for cause, or by the executive for good reason, the executive will receive the following benefits, which may vary depending on salary grade level:

  •
  A lump sum payment equal to two or three times the sum of the executive's base salary and the higher of the current target annual bonus or the average of the annual bonuses paid for the previous two years

  •
  A lump sum payment equal to the present value of the increase in pension benefits that would result from crediting the executive with an additional two or three years of age and service under the pension plan

  •
  A lump sum payment equal to the Company cost of certain welfare benefits for an additional two or three years

  •
  Continued eligibility for a pro rata portion of the annual bonus paid with respect to the year of termination

In 2013 the Compensation Committee amended the terms of the CICSP to require an executive to be severed, as defined in the plan, before vesting in any equity awards or any acceleration of lapsing would occur. Per the terms of the plan, this "double-trigger" is effective for any change in control events that occur after October 1, 2015.

For any change in control events prior to that effective date, the executive would become eligible for vesting in all equity awards and lapsing of any restrictions, with continued ability to exercise Stock Options for their remaining terms.

After a change in control, the CICSP may not be amended or terminated if doing so would be adverse to the interests of any eligible participant without the participant's written consent. Amounts payable under the CICSP are offset by any payments or benefits payable under any of our other plans, and may also be reduced in the event of willful and bad faith conduct demonstrably injurious to the Company.

Certain assumptions have been made in preparing each of the tables below. Benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll are not included in the amounts shown. The following assumptions were also made:

  •
  Short-Term Incentives—In the event of an involuntary not-for-cause termination unrelated to a change in control, the amount reflects one and one-half or two times current VCIP target. In the event of an involuntary termination or termination by the executive for good reason related to a change in control, the amount reflects two or three times current VCIP target or two or three times the average of the prior two VCIP payouts.
2015 PROXY STATEMENT 51

EXECUTIVE COMPENSATION TABLES

  •
  Long-Term Incentives—For the performance periods related to PSP, amounts for the period that ended in 2014 are shown based on the number of shares granted in February 2015 for the 2012-2014 performance period, while amounts for other periods are prorated to reflect the portion of the performance period completed by the end of 2014 and shown at target payout levels. For the PSP awards, for Restricted Stock and RSUs, amounts reflect the closing price of our stock as reported on the NYSE on December 31, 2014 ($71.70).

  •
  Stock Options—For Stock Options with an exercise price lower than our stock's closing price on December 31, 2014, amounts reflect the intrinsic value as if the options had been exercised on December 31, 2014, but only for options the NEO would have retained for the specific termination event.

  •
  Incremental Pension Values—Regardless of whether the value is provided directly through a pension plan or through the relevant severance plan, in the event of an involuntary not-for-cause termination unrelated to a change in control, the amount reflects the single sum value of deeming one and a half or two additional years of age and service. In the event of an involuntary or good reason termination related to a change in control, the amount reflects the single sum value of deeming two or three additional years of age and service.

  •
  Post-employment Health & Welfare—In the event of an involuntary not-for-cause termination not related to a change in control, the amount reflects the value of certain health and welfare benefits for one and a half or two additional years of service which is paid in a lump sum. In the event of an involuntary or good reason termination related to a change in control, the amount reflects the value of certain health and welfare benefits for two or three additional years of service which is paid in a lump sum.

Mr. Garland

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	INVOLUNTARY NOT-FOR-CAUSE TERMINATION (NOT CIC) ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CIC) ($)	DEATH ($)	DISABILITY ($)

Base Salary	3,045,024	4,567,536	—	—
Short-term Incentive	4,872,038	10,663,125	—	—
2012-2014 (performance period)	0	—	—	—
2013-2015 (performance period)	0	—	—	—
2014-2016 (performance period)	0	—	—	—
Restricted Stock/Units from prior performance and inducement	0	—	—	—
Stock Options/SARs:			—	—
Unvested and Accelerated	0	—	—	—
Incremental Pension	4,548,048	6,721,045	—	—
Post-employment Health & Welfare	39,857	59,786	—	—
Life Insurance	0		3,045,024	—

	12,504,967	22,011,492	3,045,024	—

Ms. Johnson

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	INVOLUNTARY NOT-FOR-CAUSE TERMINATION (NOT CIC) ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CIC) ($)	DEATH ($)	DISABILITY ($)

Base Salary	1,220,016	1,830,024	—	—
Short-term Incentive	1,012,614	1,825,257	—	—
2012-2014 (performance period)	2,028,680	2,028,680	2,028,680	2,028,680
2013-2015 (performance period)	765,756	765,756	765,756	765,756
2014-2016 (performance period)	415,968	415,968	415,968	415,968
Restricted Stock/Units from prior performance and inducement	3,214,311	3,214,311	3,214,311	3,214,311
Stock Options/SARs:
Unvested and Accelerated	385,745	385,745	385,745	385,745
Incremental Pension	1,623,909	1,817,513	—	—
Post-employment Health & Welfare	13,606	20,408	—	—
Life Insurance	—	—	1,220,016	—

	10,680,605	12,303,662	8,030,476	6,810,460

52 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Mr. Maxwell

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	INVOLUNTARY NOT-FOR-CAUSE TERMINATION (NOT CIC) ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CIC) ($)	DEATH ($)	DISABILITY ($)

Base Salary	1,550,016	2,325,024	—	—
Short-term Incentive	1,550,016	2,610,155	—	—
2012-2014 (performance period)	—	—	—	—
2013-2015 (performance period)	—		—	—
2014-2016 (performance period)	—	—	—	—
Restricted Stock/Units from prior performance and inducement	—	—	—	—
Stock Options/SARs:
Unvested and Accelerated	—	—	—	—
Incremental Pension	472,253	542,003	—	—
Post-employment Health & Welfare	30,887	46,331	—	—
Life Insurance	—	—	1,550,016	—

	3,603,172	5,523,513	1,550,016	—

Mr. Taylor

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	INVOLUNTARY NOT-FOR-CAUSE TERMINATION (NOT CIC) ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CIC) ($)	DEATH ($)	DISABILITY ($)

Base Salary	1,970,016	2,955,024	—	—
Short-term Incentive	2,167,018	3,456,156	—	—
2012-2014 (performance period)	—	—	—	—
2013-2015 (performance period)	—	—	—	—
2014-2016 (performance period)	—	—	—	—
Restricted Stock/Units from prior performance and inducement	—	—	—	—
Stock Options/SARs:
Unvested and Accelerated	—	—	—	—
Incremental Pension	599,825	688,476	—	—
Post-employment Health & Welfare	42,296	63,444	—	—
Life Insurance	—	—	1,970,016	—

	4,779,155	7,163,100	1,970,016	—

Mr. Ziemba

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	INVOLUNTARY NOT-FOR-CAUSE TERMINATION (NOT CIC) ($)	INVOLUNTARY OR GOOD REASON TERMINATION (CIC) ($)	DEATH ($)	DISABILITY ($)

Base Salary	1,358,544	2,037,816	—	—
Short-term Incentive	1,127,592	2,747,931	—	—
2012-2014 (performance period)	—	—	—	—
2013-2015 (performance period)	—	—	—	—
2014-2016 (performance period)	—	—	—	—
Restricted Stock/Units from prior performance and inducement	—	—	—	—
Stock Options/SARs:
Unvested and Accelerated	—	—	—	—
Incremental Pension	233,926	368,923	—	—
Post-employment Health & Welfare	38,009	57,013	—	—
Life Insurance	—	—	1,358,544	—

	2,758,071	5,211,683	1,358,544	—

2015 PROXY STATEMENT 53

NON-EMPLOYEE DIRECTOR COMPENSATION

The primary elements of our non-employee Director compensation program are equity compensation and cash compensation. There have been no changes to the program since our spin-off.

OBJECTIVES AND PRINCIPLES

Compensation for non-employee Directors is reviewed annually by the Nominating Committee, with the assistance of such third-party consultants as the Nominating Committee deems advisable, and set by action of the Board of Directors. The Board's goal in designing such compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and reflects the time and talent required to serve on the board of a complex, multinational corporation. The Board seeks to provide sufficient flexibility in the form of payment to meet individual needs while ensuring that a substantial portion of director compensation is linked to the long-term success of the Company. In furtherance of our commitment to be a socially responsible member of the communities in which we participate, the Board believes that it is appropriate to extend the Phillips 66 matching gift program to charitable contributions made by individual Directors.

Equity Compensation

In 2014, each non-employee Director received a grant of RSUs with an aggregate value of $170,000 on the date of grant. Restrictions on the units issued to a non-employee Director will lapse in the event of retirement, disability, death, or a change of control, unless the Director has elected to receive the shares after a stated period of time. Directors forfeit the units if, prior to the lapse of restrictions, the Board finds sufficient cause for forfeiture (although no such finding can be made after a change of control). Before the restrictions lapse, Directors cannot sell or otherwise transfer the units, but the units are credited with dividend equivalents in the form of additional RSUs. When restrictions lapse, Directors will receive unrestricted shares of Company stock as settlement of the RSUs.

Cash Compensation

In 2014, each non-employee Director received $115,000 in cash compensation for service as a Director. Non-employee Directors serving in specified committee positions also received the following additional cash compensation:

	LEAD / CHAIR	MEMBER

Lead Director	$50,000	N/A
Audit and Finance Committee	$25,000	$10,000
Human Resources and Compensation Committee	$20,000	$7,500
All Other Committees	$10,000	N/A

The total annual cash compensation is payable in monthly cash installments. Directors may elect, on an annual basis, to receive all or part of their cash compensation in unrestricted stock or in RSUs (such unrestricted stock or RSUs are issued on the last business day of the month valued using the average of the high and low prices of Phillips 66 common stock as reported on the NYSE on such date), or to have the amount credited to the Director's deferred compensation account as described below. The RSUs issued in lieu of cash compensation are subject to the same restrictions as the annual RSUs described above under "Equity Compensation."

Deferral of Compensation

Non-employee Directors can elect to defer their cash compensation under the Phillips 66 Deferred Compensation Program for Non-Employee Directors (the "Director Deferral Plan"). Deferred amounts are deemed to be invested in various mutual funds and similar investment choices (including Phillips 66 common stock) selected by the Director from a list of investment choices available under the Director Deferral Plan.

The future payment of any compensation deferred by non-employee Directors of Phillips 66 may be funded in a grantor trust designed for this purpose.

Directors' Matching Gift Program

All active and retired non-employee Directors are eligible to participate in the Directors' Annual Matching Gift Program. This provides a dollar-for-dollar match of gifts of cash or securities, up to a maximum during any one calendar year of $15,000 per donor for active Directors and $7,500 per donor for retired Directors, to charities and educational institutions (excluding certain religious, political, fraternal, or collegiate athletic organizations) that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code or meet similar requirements under the applicable law of other countries. Amounts representing these matching contributions are contained in the "All Other Compensation" column of the "Non-employee Director Compensation Table" on page 55.

54 2015 PROXY STATEMENT

NON-EMPLOYEE DIRECTOR COMPENSATION

Other Compensation

The Board believes that it is important for spouses or significant others of Directors and executives to attend certain meetings to enhance the collegiality of the Board. The cost of such attendance is treated by the Internal Revenue Service as income, and as such is taxable to the recipient. The Company reimburses Directors for the cost of resulting income taxes. Amounts representing this reimbursement are contained in the "All Other Compensation" column of the "Non-employee Director Compensation Table" below.

Stock Ownership

Directors are expected to own as much Company stock as the aggregate amounts of the annual equity grants during their first five years on the Board. Directors are expected to reach this level of target ownership within five years of joining the Board. Actual shares of stock, Restricted Stock, or RSUs, including deferred stock units, may be counted in satisfying the stock ownership guidelines.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Phillips 66 benchmarks its non-employee Director compensation design and pay levels against the same peer group used for executive compensation. The Company targets the median of the peer group for all elements of non-employee Director compensation.

The following table summarizes the compensation for our non-employee Directors for 2014 (for compensation paid to our sole employee Director, Mr. Garland, please see "Executive Compensation Tables" beginning on page 43):

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)

J. Brian Ferguson	135,000	170,033				217	305,250
William R. Loomis, Jr.	140,625	170,033				46,546	357,204
John E. Lowe	115,000	170,033				17,528	302,561
Harold W. McGraw III	182,500	170,033				490	353,023
Glenn F. Tilton	122,500	170,033				30,237	322,770
Victoria J. Tschinkel	135,000	170,033				17,541	322,574
Marna C. Whittington	125,000	170,033				85,454	380,487

(1)
Reflects 2014 base cash compensation of $115,000 payable to each non-employee Director. In 2014, non-employee Directors serving in specified committee positions also received the additional cash compensation described above. Compensation amounts reflect adjustments related to various changes in committee assignments by Board members throughout the year, if any. Amounts shown include any amounts that were voluntarily deferred to the Director Deferral Plan, received in Phillips 66 common stock, or received in RSUs. Mr. Loomis elected to receive his cash compensation in the form of RSUs. Mr. Tilton elected to defer his cash compensation.

(2)
Amounts represent the grant date fair market value of RSUs. Under our non-employee Director compensation program, non-employee Directors received a 2014 grant of RSUs with an aggregate value of $170,000 on the date of grant, based on the average of the high and low prices for Phillips 66 common stock, as reported on the NYSE, on such date. These grants are made in whole shares with fractional share amounts rounded up, resulting in shares with a value of $170,033 being granted on January 15, 2014.

(3)
Includes the amounts attributable to the following:

NAME	PERSONAL USE OF COMPANY AIRCRAFT ($)(a)	MISCELLANEOUS PERQUISITES AND TAX REIMBURSEMENTS ($)(b)	MATCHING GIFT AMOUNTS ($)(c)	TOTAL ($)

Mr. Ferguson	—	217	—	217
Mr. Loomis	33,758	2,788	10,000	46,546
Mr. Lowe	—	3,028	14,500	17,528
Mr. McGraw	—	490	—	490
Mr. Tilton	—	237	30,000	30,237
Ms. Tschinkel	—	2,711	14,830	17,541
Dr. Whittington	47,166	8,288	30,000	85,454

(a)
On occasion, the Company may request Directors to invite guests to accompany them on business trips, Directors may be asked to accompany executives on business trips other than Board meetings, or a Director or guest may be returned to a location other than their home. When these situations occur and we are required to impute income to the Director, incremental costs to Phillips 66, if any, are reported in this table. The incremental cost is determined by calculating the variable costs for each aircraft during the year, dividing that amount by the total number of miles flown by the aircraft, and multiplying the result by the miles flown for personal use during the year. The amounts shown represent any incremental cost to Phillips 66 for such use of the aircraft.
2015 PROXY STATEMENT 55

NON-EMPLOYEE DIRECTOR COMPENSATION

(b)
The amounts shown primarily reflect payments by us relating to certain taxes incurred by the Directors. These payments primarily occur when we request family members or other guests to accompany a Director to a Company function and, as a result, the Director is deemed to make personal use of Company assets such as Company aircraft and thereby incurs imputed income. In such circumstances, if the Director is imputed income in accordance with the applicable tax laws, we will generally reimburse the Director for the increased tax costs.

(c)
We maintain a Matching Gift Program under which we match certain gifts by Directors to charities and educational institutions (excluding certain religious, political, fraternal, or athletic organizations) that are tax-exempt under Section 501(c)(3) of the Internal Revenue Code or meet similar requirements under the applicable law of other countries. For active Directors, the program matches up to $15,000 with regard to each program year. The amounts shown reflect the actual payments made by us in 2014. Mr. Garland is eligible for the program as an executive of the Company, rather than as a Director. Information on the value of matching gifts for Mr. Garland is shown in the "Summary Compensation Table" on page 43 and the notes to that table. Mr. Tilton and Dr. Whittington made certain gifts in the fourth quarter of 2013 that were matched by the Company in 2014. Total matching contributions by the Company under the program for gifts made in 2014 were $15,000 for both Mr. Tilton and Dr. Whittington.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table lists outstanding equity grants for each non-employee Director as of December 31, 2014:

		OPTION AWARDS				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE
NAME	GRANT DATE			OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)

Mr. Ferguson	—	—	—	—	—	9,510
Mr. Loomis	—	—	—	—	—	11,309
Mr. Lowe	—	—	—	—	—	9,510
Mr. McGraw	—	—	—	—	—	27,147
Mr. Tilton	—	—	—	—	—	9,510
Ms. Tschinkel	—	—	—	—	—	9,720
Dr. Whittington	—	—	—	—	—	9,510

OPTION EXERCISES AND STOCK VESTED FOR 2014

The following table summarizes the value received from stock option exercises and stock grants vested in 2014:

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

Mr. Ferguson	—	—	—	—
Mr. Loomis	—	—	—	—
Mr. Lowe	—	—	—	—
Mr. McGraw	—	—	—	—
Mr. Tilton	—	—	—	—
Ms. Tschinkel	—	—	1,475	111,566
Dr. Whittington	—	—	—	—

56 2015 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Phillips 66 common stock that may be issued under all existing equity compensation plans as of December 31, 2014:

Plan category	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1,2) (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(3) (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))(4) (c)

Equity compensation plans approved by security holders	13,273,938	35.26	43,115,837
Equity compensation plans not approved by security holders	0	0	0
Total

(1)
Includes awards issued under the Omnibus Stock and Performance Incentive Plan of Phillips 66 and awards issued under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.

(2)
Includes an aggregate of 5,843,555 Incentive Stock Options and Nonqualified Stock Options issued to employees, 29,118 Restricted Stock Awards granted under historical long-term incentive plans, and 2,844,932 Performance Share Units. The number of securities to be issued includes 4,556,333 Restricted Stock Units, of which 196,491 were issued to non-employee Directors. Some awards held by ConocoPhillips employees at our spin-off were adjusted or substituted with a combination of ConocoPhillips and Phillips 66 equity. Awards representing a total of 13,071,435 shares were issued to ConocoPhillips employees, of which 4,717,362 remain outstanding as of December 31, 2013. The awards issued to ConocoPhillips employees are included in the outstanding awards listed above.

(3)
The weighted-average exercise price reflects the weighted-average price for outstanding Incentive Stock Options and Nonqualified Stock Options only. It does not include stock awards outstanding.

(4)
Total includes forfeited shares under the Omnibus Stock and Performance Incentive Plan of Phillips 66 that are now available for grant under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66.

STOCK OWNERSHIP

HOLDINGS OF MAJOR SHAREHOLDERS

The following table sets forth information regarding persons who we know to be the beneficial owners of more than five percent of our issued and outstanding common stock (as of the date of such shareholder's Schedule 13G filing with the SEC):

	COMMON STOCK
NAME AND ADDRESS	NUMBER OF SHARES	PERCENT OF CLASS

BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	43,159,793	7.8%
Vanguard Fiduciary Trust Company, Trustee(2) 500 Admiral Nelson Blvd. Malvern, PA 19355	27,940,298	5.05%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19335	29,854,340	5.39%

(1)
Based solely on an Amendment to Schedule 13G filed with the SEC on January 26, 2015, by BlackRock, Inc., on behalf of itself, BlackRock Advisors, LLC, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Life Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., and BlackRock Asset Management North Asia Limited.

(2)
Based solely on a Schedule 13G filed with the SEC on February 4, 2015, by Vanguard Fiduciary Trust Company. Vanguard Fiduciary Trust Company holds these shares in its capacity as the trustee for certain employee benefit plans and all of these shares have been allocated to plan participants. Vanguard Fiduciary Trust Company disclaims beneficial ownership of all shares held in trust by the trustee that have been allocated to the individual accounts of participants in the plans for which directions have been received, pursuant to Rule 13d-4 under the Exchange Act.

(3)
Based solely on a Schedule 13G filed with the SEC on February 11, 2015, by The Vanguard Group.
2015 PROXY STATEMENT 57

STOCK OWNERSHIP

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers of Phillips 66, and persons who own more than 10 percent of a registered class of Phillips 66 equity securities, to file reports of ownership and changes in ownership of Phillips 66 common stock with the SEC and the NYSE, and to furnish Phillips 66 with copies of the forms they file. To our knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations of our officers and directors, during the year ended December 31, 2014, all Section 16(a) reports applicable to those officers and directors were filed on a timely basis.

SECURITIES OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth the number of shares of our common stock beneficially owned as of March 13, 2015, by each Phillips 66 Director, by each NEO and by all of our directors and executive officers as a group. Together these individuals beneficially own less than one percent of our common stock. The table also includes information about stock options, restricted stock, RSUs and Deferred Stock Units credited to the accounts of our directors and executive officers under various compensation and benefit plans. For purposes of this table, shares are considered to be "beneficially" owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days of March 13, 2015.

	NUMBER OF SHARES OR UNITS
NAME OF BENEFICIAL OWNER	TOTAL COMMON STOCK BENEFICIALLY OWNED		RESTRICTED/DEFERRED STOCK UNITS(1)	OPTIONS EXERCISABLE WITHIN 60 DAYS(2)

Mr. Garland	56,897		652,761	329,159
Ms. Johnson	16,796		80,702	54,674
Mr. Maxwell	30,096		108,236	60,685
Mr. Taylor	34,689		159,026	108,693
Mr. Ziemba	10,579		170,202	273,805
Mr. Ferguson	234		12,363	—
Mr. Loomis	41,277		14,162	—
Mr. Lowe	30,000		12,363	—
Mr. McGraw	873	(3)	30,000	—
Mr. Tilton	5,900		12,363	—
Ms. Tschinkel	33,869	(4)	11,266	—
Dr. Whittington	2,500		12,363	—
Directors and Executive Officers as a Group (14 Persons)	273,807		1,369,662	974,060

(1)
Includes RSUs or Deferred Stock Units that may be voted or sold only upon passage of time.

(2)
Includes beneficial ownership of shares of common stock which may be acquired within 60 days of March 13, 2015, through stock options awarded under compensation plans.

(3)
Includes 373 shares held on behalf of the Harold W. McGraw Family Foundation, Inc., of which Mr. McGraw serves on the board, or various trusts for the benefit of various family members of Mr. McGraw and for which trusts Mr. McGraw serves as trustee and has voting and investment power. Mr. McGraw disclaims beneficial ownership of all securities held by the foundation and the trusts.

(4)
Includes 85 shares of common stock owned by the Erika Tschinkel Trust and 31,003 shares of common stock owned jointly with Ms. Tschinkel's spouse.
58 2015 PROXY STATEMENT

PROPOSAL 4:      Management Proposal Regarding the Annual Election of Directors

Currently, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company provides for a staggered Board divided into three classes of directors, with each class elected for three-year terms.

After considering the advantages and disadvantages of declassification, including the opinion of major investors of the Company and views of commentators, the Board has determined it is in the best interests of the Company and its shareholders to amend the Certificate of Incorporation and the By-Laws of the Company to declassify the Board over the next three years. This will result in a fully declassified Board by the 2018 Annual Meeting of Shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

The affirmative vote of the holders of 80 percent of the outstanding shares of stock entitled to vote generally on the election of directors on the Record Date is required to approve this Proposal.

The proposed amendment to the Certificate of Incorporation eliminates the classification of the Board over a three-year period and provides for the annual election of all directors beginning at the 2018 Annual Meeting of Shareholders. The proposed amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting if our shareholders approve the amendment. Board declassification would be phased-in over a three-year period, beginning at the 2016 Annual Meeting of Shareholders, as follows:

  •
  At the 2015 Annual Meeting, three nominees will be elected to the Board to serve for a three-year period ending at the 2018 Annual Meeting.

  •
  The two Directors elected for three-year terms at the 2013 Annual Meeting will continue to serve until the 2016 Annual Meeting. Nominees for the two director positions expiring at the 2016 Annual Meeting will be elected for one-year terms ending at the 2017 Annual Meeting.

  •
  The three Directors elected for three-year terms at the 2014 Annual Meeting will continue to serve until the 2017 Annual Meeting. Nominees for the five expiring director positions at the 2017 Annual Meeting will be elected for one-year terms ending at the 2018 Annual Meeting.

  •
  At the 2018 Annual Meeting, the terms of the three Directors elected for three-year terms in 2015 and the five Directors elected to one-year terms in 2017 will all expire, and all nominees presented for election to the Board at the 2018 Annual Meeting will be elected to one-year terms.

Beginning with the 2018 Annual Meeting of Shareholders, all Directors will stand for election at each annual meeting of shareholders for a one-year term expiring at the subsequent annual meeting of shareholders. The proposed amendment does not change the present number of Directors or the Board's authority to change that number and to fill any vacancies or newly created directorships.

Delaware law provides, unless otherwise addressed in the certificate of incorporation, that members of a board that is classified may be removed only for cause. The proposed amendment provides that, once the Board is fully declassified as of the 2018 Annual Meeting of Shareholders, directors may be removed with or without cause. Before that time, directors serving in a class elected for a three-year term at any annual meeting of shareholders from 2013 through 2015 may be removed only for cause. Directors elected for a one-year term at each annual meeting of shareholders from 2016 through 2017 may be removed with or without cause.

The proposed Certificate of Amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A. If our shareholders approve the proposed amendment to the Certificate of Incorporation, the Board will make certain conforming changes to the Company's By-Laws.

2015 PROXY STATEMENT 59

PROPOSAL 5:      Shareholder Proposal: Greenhouse Gas Reduction Goals

2015 Resolution to Phillips 66 on Greenhouse Gas Reduction Goals

Whereas:    The Intergovernmental Panel on Climate Change (IPCC), the world's leading scientific authority on climate change, in its 2013 report confirms warming of the climate is unequivocal and human influence is the dominant cause. Recent extreme weather events have caused significant loss of life and billions of dollars of damage. Many investors are deeply concerned about existing and future effects of climate change on society and business.

In 2014, the IPCC's Synthesis Report on Climate Change noted:

  Continued emission of greenhouse gases will cause further warming and long-lasting changes in all components of the climate system, increasing the likelihood of severe, pervasive and irreversible impacts for people and ecosystems. Limiting climate change would require substantial and sustained reductions in greenhouse gas emissions which, together with adaptation, can limit climate change risks.

Earlier in May 2011, a National Academy of Sciences report similarly warned that the risk of dangerous climate change impacts with every ton of greenhouse gases emitted, and reiterated the pressing need for substantial action to limit the magnitude of climate change and prepare to adapt to its impacts. The report also emphasized that, "the sooner that serious efforts to reduce greenhouse gas emissions proceed, the lower the risks posed by climate change, and the less pressure there will be to make larger, more rapid, and potentially more expensive reductions later."

Phillips 66 was spun off from ConocoPhillips in 2012. Previously, the total greenhouse gas emissions for Phillips 66 were reported to the Carbon Disclosure Project (CDP) by ConocoPhillips as its downstream emissions. While emissions data on each Phillips 66 refinery is available publicly from governmental sources, since 2012 no information on any Phillips 66 emissions, except for sulfur oxides, can be found on the company's website. Nor is there disclosure of emissions from the company's emerging chemical business.

Moreover, the company apparently does not have a policy regarding climate change, or greenhouse gas emissions.

Resolved:    shareholders request that the Board of Directors adopt quantitative goals, based on current technologies, for reducing total greenhouse gas emissions from the Company's operations; and that the Company report (omitting proprietary information and prepared at reasonable cost) to shareholders by September 30, 2015, on its plan to achieve these goals.

Supporting Statement

We believe Phillips 66 should acknowledge publicly the importance of addressing global climate change. Setting a corporate-wide reduction targets for greenhouse gas emissions would demonstrate that Phillips 66 takes the issue seriously, and is committed to doing its part to address global climate change. We also believe setting targets is an important step in the development of a comprehensive long term strategy to significantly reduce greenhouse gas emissions from operations and products. Not only will this contribute to the global need to reduce emissions, but may help avert more expensive controls in the future.

Your support by voting "Yes" will signal to our company that we should move forward.

The Board Recommends That You Vote "Against" This Proposal For The Following Reasons:

At Phillips 66, we take seriously our responsibility to be a good corporate citizen. In doing so, protecting our people, the environment and the communities in which we operate guides everything we do and always will. The Company invests sustainably to process natural resources, promote the health and safety of our workforce and enhance the communities where we operate through educational, civic and other programs and positive contributions to the local economy. Financial, environmental and social responsibility is essential to operational excellence and sustainable value creation at Phillips 66.

The world has a growing need for secure, affordable and diverse supplies of energy. Phillips 66 believes that fossil fuels will be a significant portion of the energy mix for the foreseeable future. The Company recognizes that in manufacturing and delivering the energy the world needs, we must manage our generation of greenhouse gas (GHG) emissions. This management must be approached from a scientific, economic and societal perspective, balancing long-term sustainability, business vitality and care for the environment. Meanwhile governments are seeking to adopt, and in some cases have adopted, various policies aimed at addressing GHG in the atmosphere, and the Company takes these into account in managing operations and implementing project development. In relation to government policies on energy and GHG emissions, we support:

  •
  Policies that balance economic growth, environmental care and social needs
60 2015 PROXY STATEMENT

PROPOSAL 5:      Shareholder Proposal: Greenhouse Gas Reduction Goals

  •
  Managing such emissions on a global basis using pragmatic solutions

  •
  Implementation of a full array of solutions based on sound science, without regulatory selection of winners and losers

  •
  Policies that minimize polarizing views and avoid duplicative or contradictory regulations or high administrative burden

  •
  Public and private fundamental research to advance energy solutions

We, therefore, focus on sustaining business for the near- and long-term by:

  •
  Monitoring GHG emissions from our operations, improving those operations and lowering such emissions by increasing energy efficiency

  •
  Conducting fundamental and applied research in alternative energy, carbon capture technology, processing improvements and product innovation

  •
  Supporting education on energy issues among key stakeholders and the general public

  •
  Assessing opportunities that may broaden the array of consumer energy choices

In 2014, the Company began providing GHG emissions data in the sustainability section of our website for all refineries we operate. Chevron Phillips Chemical Company (CPChem), through which our chemicals business is conducted, issues a sustainability report, which can be found on its website, that likewise provides GHG emissions data for its operations. Additionally, emissions data for all large facilities in the U.S. are, and have been since 2010, publicly available on the EPA website, www.epa.gov. The Company reports GHG emissions annually to the EPA for each U.S. refinery we operate, as does CPChem with respect to its U.S. facilities.

On an absolute basis and across the same asset base, direct CO2 equivalent GHG emissions from Company-operated refineries have varied little in recent years, generally being within two percent year-on-year, even though we have operated these facilities at higher annual utilization rates.

The majority of the GHG emissions from our operations come from generating energy to manufacture products. Therefore, Phillips 66 manages GHG emission reductions through operational and development initiatives and energy efficiency projects. We believe these initiatives and projects more effectively reduce GHG emissions than would setting an overall voluntary corporate target, particularly in light of the continually changing regulatory requirements.

Accordingly, the Company reviews major projects it is planning for GHG emissions impact as part of its project approval process. The Company has implemented numerous projects to improve energy efficiency at the majority of its refineries and in its pipeline business. Projects include steam system optimization and pipeline energy optimization, as well as upgrades of instrumentation, controls and heat recovery hardware. Illustrative projects include those completed at the Borger and Rodeo refineries that reduced steam usage and venting, and optimized reactor and combustor temperatures, respectively, and those completed on the Borger-Denver petroleum products pipeline, West Texas crude oil pipelines, and Oklahoma crude oil pipelines to reduce energy use per barrel pumped. The Company has also participated in programs with utilities involving installation of high efficiency LED lighting at terminals and high efficiency variable frequency drive (VFD) engines at certain facilities. Additionally, throughout 2014 the Company continued implementing its energy dashboards program. Dashboards inform facility managers of near real-time energy use and have been implemented at many of our refineries. The energy dashboard tools enable managers to view and improve their facility operation's energy efficiency on an on-going basis. Improving energy efficiency is an aspect of operational excellence and good for our business and the environment.

The federal government has recognized the Company's energy efficiency efforts. The U.S. Environmental Protection Agency (EPA) has awarded the ENERGY STAR® to the Bayway and Lake Charles refineries; two ENERGY STARs® to the Ferndale refinery; and three to the Billings refinery. ENERGY STAR® is a program of the EPA that encourages businesses and consumers to protect the environment through superior energy efficiency. EPA awards the ENERGY STAR® to refineries achieving top-quartile energy efficiency based on an energy intensity index. The EPA works closely with the petroleum refining industry as well as eight other industries to promote strategic energy management at all levels. The ENERGY STAR® certification is awarded based on verified actual energy performance data for a twelve-month period, and acknowledges that the honored facility has performed at a high level of energy efficiency and environmental performance.

Phillips 66 also conducts research and development in areas that increase efficiency. In collaboration with South China University of Technology and Solarmer Energy, Inc., we successfully set a world record in 2012 in power conversion efficiency for polymer-based organic photovoltaic cells. Another ongoing research initiative studies whether fuel cells can be converted to use abundant natural gas as opposed to hydrogen to produce electricity.

2015 PROXY STATEMENT 61

PROPOSAL 5:      Shareholder Proposal: Greenhouse Gas Reduction Goals

Existing GHG regulatory requirements continue to evolve, and new requirements are proposed or adopted from time to time. Many Company facilities operate in countries, regions or states with specific GHG emission reduction targets. We work to reduce emissions that come from the engine tailpipe. The Company blends biomass-based diesel and other renewables into fuels and maintains rigorous quality assurance programs to ensure high-quality end products. Phillips 66 is committed to complying, and does comply, with all applicable GHG regulatory requirements.

Because of these on-going Company efforts and the numerous, varied and emerging GHG regulations in key jurisdictions in which Phillips 66 operates, the Board does not believe it is in the best interests of the Company and its shareholders, and it would not be an efficient use of Company resources, to establish at this time voluntary, quantitative goals for reducing total GHG emissions from the Company's operations and issue a report by September 30, 2015, regarding its plans to achieve these goals. The proposed report would not add value to the Company's efforts in this area.

Accordingly, the Board of Directors recommends you vote "AGAINST" this proposal.

62 2015 PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Phillips 66 is soliciting proxies to be voted at the 2014 Annual Meeting of Shareholders of Phillips 66.

Who is entitled to vote?

You may vote if you were the record owner of Phillips 66 common stock as of the close of business on March 13, 2015, the record date established by the Board of Directors. Each share of common stock is entitled to one vote. As of March 13, 2015, we had              shares of common stock outstanding and entitled to vote. There is no cumulative voting.

How many shares must be present to hold the meeting?

In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of March 13, 2015, must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will also be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

Applicable rules permit brokers to vote shares held for the benefit of their clients on routine matters when the brokers have not received voting instructions from the beneficial owner on how to vote those shares. The ratification of an independent auditor is an example of a routine matter on which brokers may vote in this manner. Brokers may not vote shares held for the benefit of their clients on non-routine matters, such as the election of directors, proposals relating to executive compensation and proposals to amend certificates of incorporation and certain other corporate governance changes, unless they have received voting instructions from the beneficial owner on how to vote those shares. Shares that are not voted by brokers on non-routine matters are called broker non-votes.

How many votes are needed to approve each of the proposals?

Each of the director nominees requires the affirmative "FOR" vote of the majority of the votes cast in person or by proxy at the meeting. All other proposals, except Proposal 4, require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote. Proposal 4 requires the affirmative "FOR" vote of the holders of 80 percent of the outstanding shares of stock entitled to vote generally on the election of directors on the Record Date.

How do I vote?

You can vote either in person at the meeting or by proxy.

This proxy statement, the accompanying proxy card and the Company's 2014 Annual Report to Shareholders are being made available to the Company's shareholders on the Internet at www.proxyvote.com through the notice and access process. The Company's 2014 Annual Report to Shareholders contains consolidated financial statements and reports of the independent registered public accounting firm, management's discussion and analysis of financial condition and results of operations, information concerning the quarterly financial data for the past two fiscal years, and other information.

To vote by proxy, you must do one of the following:

  •
  Vote over the Internet (instructions are on the proxy card)

  •
  Vote by telephone (instructions are on the proxy card)

  •
  If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope

If you hold your Phillips 66 stock in a brokerage account (that is, in "street name"), your ability to vote by telephone or over the Internet depends on your broker's voting process. Please follow the directions on your proxy card or voter instruction form carefully.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting and you hold your Phillips 66 stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

2015 PROXY STATEMENT 63

ABOUT THE ANNUAL MEETING

How do I vote if I hold my stock through a Phillips 66 employee benefit plan?

If you hold your stock through a Phillips 66 employee benefit plan, you must either:

  •
  Vote over the Internet (instructions are in the email sent to you or on the notice and access form)

  •
  Vote by telephone (instructions are on the notice and access form)

  •
  If you elected to receive a hard copy of your proxy materials, fill out the enclosed voting instruction form, date and sign it, and return it in the enclosed postage-paid envelope

You will receive a separate voting instruction form for each employee benefit plan in which you hold Phillips 66 stock. Please pay close attention to the deadline for returning your voting instruction form to the plan trustee. The voting deadline for each plan is set forth on the voting instruction form. Please note that different plans may have different deadlines.

How can I revoke my proxy?

You can revoke your proxy by sending written notice of revocation of your proxy to our Corporate Secretary so that it is received prior to the close of business on May 5, 2015.

Can I change my vote?

Yes. You can change your vote at any time before the polls close at the Annual Meeting, which will void any earlier vote. You can change your vote by:

  •
  Voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Daylight Time, on May 5, 2015

  •
  Signing another proxy card with a later date and returning it to us prior to the meeting

  •
  Voting again at the meeting

If you hold your Phillips 66 stock in street name, you must contact your broker to obtain information regarding changing your voting instructions.

Who counts the votes?

We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies and cast by ballot, and Jim Gaughan of Carl T. Hagberg and Associates has been appointed to act as Inspector of Election.

Will my shares be voted if I don't provide my proxy and don't attend the Annual Meeting?

For shares held in your name, if you do not provide a proxy or vote your shares at the Annual Meeting, those shares will not be voted.

If you hold shares in street name, your broker may be able to vote those shares for certain "routine" matters even if you do not provide the broker with voting instructions. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015 is considered to be a routine matter.

If you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on proposals not considered "routine." This is a broker non-vote. Without instructions from you, the broker may not vote on any proposals other than the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015.

How are votes counted?

For all proposals, you may vote "FOR," "AGAINST," or "ABSTAIN." If you vote to "ABSTAIN" on the election of directors, it is not considered as a vote cast and, therefore, your vote will reduce the number, but not the percentage, of affirmative votes needed to elect the nominees. If you vote to "ABSTAIN" on the other proposals, your shares are still considered as present and entitled to vote and, therefore, your abstention has the same effect as a vote "AGAINST."

What if I return my proxy but don't vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted "FOR" the director nominees listed on the card, "FOR" the ratification of Ernst & Young LLP as the independent registered public accounting firm for Phillips 66

64 2015 PROXY STATEMENT

ABOUT THE ANNUAL MEETING

for fiscal year 2015, "FOR" the approval of the compensation of our Named Executive Officers, "FOR" the proposal regarding declassification of the Board of Directors, and "AGAINST" the shareholder proposal.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Who can attend the Annual Meeting?

The Annual Meeting is open to all holders of Phillips 66 common stock. Each shareholder is permitted to bring one guest. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees.

Do I need a ticket to attend the Annual Meeting?

Yes, you will need an admission ticket or proof of ownership of Phillips 66 stock to enter the meeting. If your shares are registered in your name, you will find an admission ticket attached to the proxy card sent to you. If your shares are held in the name of your broker or bank or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN PHILLIPS 66 STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

How can I access the Phillips 66 proxy materials and annual report electronically?

This proxy statement, the accompanying proxy card and the Company's 2014 Annual Report are being made available to the Company's shareholders on the Internet at www.proxyvote.com through the notice and access process. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you own Phillips 66 stock in your name, you can choose this option, and help conserve resources and save the cost of producing and mailing these documents, by checking the box for electronic delivery on your proxy card or by following the instructions provided when you vote by telephone or over the Internet. If you hold your Phillips 66 stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a Notice of Internet Availability next year containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect unless you change your election following the receipt of a Notice of Internet Availability. You do not have to elect Internet access each year. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by phone at 800-579-1639, by email at sendmaterial@proxyvote.com, through the Internet at www.proxyvote.com or by writing to Phillips 66, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. You will need your 12-digit control number located on your Notice of Internet Availability to request a package. You will also be provided with the opportunity to receive a copy of the proxy statement and annual report in future mailings.

Will my vote be kept confidential?

The Board of Directors has a policy that shareholder proxies, ballots, and tabulations that identify shareholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any shareholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the shareholder vote. The policy also provides that inspectors of election must be independent and cannot be employees of the Company. Occasionally, shareholders provide written comments on their proxy card that may be forwarded to management.

What is the cost of this proxy solicitation?

The Board of Directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation

2015 PROXY STATEMENT 65

ABOUT THE ANNUAL MEETING

materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies. In addition, we have hired Alliance Advisors, LLC to assist us in soliciting proxies, which it may do by telephone or in person. We anticipate paying Alliance Advisors, LLC a fee of $15,000, plus expenses.

Why did my household receive a single set of proxy materials?

Securities and Exchange Commission (SEC) rules permit us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more shareholders reside, if we believe the shareholders are members of the same family. This benefits both you and the Company, as it eliminates duplicate mailings that shareholders living at the same address receive and conserves resources and reduces printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card. Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by phone at 800-579-1639, through the Internet at www.proxyvote.com, by email at sendmaterial@proxyvote.com, or by writing to Phillips 66, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Shareholders sharing the same address can request delivery of a single copy of these materials using the same methods described in the preceding sentence. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Because not all brokers and nominees may offer shareholders the opportunity to request eliminating duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2016 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal at our principal executive offices by November 26, 2015. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Under our By-Laws, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting (other than a proposal submitted under Rule 14a-8). Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary at the following address: Corporate Secretary, Phillips 66, P.O. Box 4428, Houston, Texas 77210. We must receive notice as follows:

  •
  We must receive notice of a shareholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year's meeting. Assuming that our 2015 Annual Meeting is held on schedule, we must receive notice pertaining to the 2016 Annual Meeting no earlier than January 7, 2016 and no later than February 6, 2016.

  •
  However, if we hold the annual meeting on a date that is not within 30 days before or after such anniversary date, and if our first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, we must receive the notice no later than 10 days after the public announcement of such meeting.

  •
  If we hold a special meeting to elect directors, we must receive a shareholder's notice of intention to introduce a nomination no later than 10 days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

As required by Article II of our By-Laws, a notice of a proposed nomination must include information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. You can obtain a copy of our By-Laws by writing the Corporate Secretary at the address above, or via our website under the "Governance" caption.

66 2015 PROXY STATEMENT

AVAILABLE INFORMATION

SEC rules require us to provide an annual report to shareholders who receive this proxy statement. Additional printed copies of the annual report to shareholders, as well as our Corporate Governance Guidelines, Code of Business Ethics and Conduct, charters for each of the committees of the Board of Directors and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and the financial statement schedules, are available without charge to shareholders upon written request to Phillips 66 Investor Relations Department, P.O. Box 4428, Houston, Texas 77210 or via the Internet at www.Phillips66.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

2015 PROXY STATEMENT 67

Appendix A

Certificate of Amendment to the
Amended and Restated Certificate of Incorporation
of
Phillips 66

Phillips 66, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

1.    That Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

  FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The total number of directors constituting the entire Board shall be not less than six nor more than twenty as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. ~~The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, each with a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Unless otherwise required by law, any vacancy on the Board of Directors or newly created directorship may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until their successors are duly elected and qualified, or until their earlier death, resignation, removal or departure from the Board of Directors for other cause.~~

  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances:

  (1)   Commencing with the election of directors at the 2016 annual meeting of stockholders, there shall be two classes of directors: (i) the directors in the class elected at the 2014 annual meeting of stockholders and having a term that expires at the 2017 annual meeting of stockholders, and (ii) the directors in the class elected at the 2015 annual meeting of stockholders and having a term that expires at the 2018 annual meeting of stockholders. Directors elected at the 2016 annual meeting of stockholders shall be elected for a one-year term expiring at the 2017 annual meeting of stockholders.

  (2)   Commencing with the election of directors at the 2017 annual meeting of stockholders, there shall be one class of directors: those directors elected at the 2015 annual meeting of stockholders and having a term that expires at the 2018 annual meeting of stockholders. Directors elected at the 2017 annual meeting of stockholders shall be elected for a one-year term expiring at the 2018 annual meeting of stockholders.

  (3)   From and after the election of directors at the 2018 annual meeting of stockholders, the Board of Directors shall cease to be classified and the directors elected at the 2018 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the following annual meeting of stockholders.

  Unless otherwise required by law, in the event of any increase or decrease in the authorized number of directors at any time when the Board of Directors is divided into a class or classes, each director then serving as a member of a class of directors shall continue as a director of the class of which he or she is a member until the expiration of the director's term or the director's death, retirement, resignation, or removal. Each newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, pursuant to Section 223 of the DGCL. Any director elected to fill a newly created directorship that results from an increase in the number of directors shall be elected for a term expiring at the next annual meeting of stockholders and until their successor is duly elected and qualified, or until their earlier death, retirement, resignation, removal or departure from the Board of Directors for other cause, and any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of the predecessor director. Current directors serving in a class that was elected for a three-year term at the annual meetings of stockholders held from 2013 through 2015 may be removed only for cause. All other directors may be removed either with or without cause.

  Notwithstanding the foregoing, whenever the holders of outstanding shares of one or more series of Preferred Stock are entitled to elect a director or directors of the Corporation separately as a series or together with one or more other series pursuant to a resolution of the Board of Directors providing for the establishment of such series, such director or directors shall not be subject to the foregoing provisions of this Article FIFTH, and the election, term of office, removal and filling of vacancies in respect of such director or directors shall be governed by the resolution of the Board of Directors so providing for the establishment of such series and by applicable law.

  ~~B. Subject to applicable law, any director or the entire Board of Directors may only be removed with cause, such removal to be by the affirmative vote of the shares representing at least a majority of the votes entitled to be cast by the Voting Stock.~~

  ~~Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.~~

  ~~C~~B. There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any Board committee, except (i) as required by applicable law, (ii) as set forth in this Certificate of Incorporation or (iii) any By-Law adopted by the Board of Directors with respect to the eligibility for election as a director or the qualification for continuing service as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment from the Corporation.

  ~~D~~C. Except as (i) required by applicable law or (ii) set forth in this Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

  ~~E~~D. The following provisions are inserted for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

  (1)   The By-Laws of the Corporation may be adopted, altered, amended or repealed (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; PROVIDED, HOWEVER, that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Section 3, 7, 10, 11, 12 or 13 of Article II of the By-Laws or Section 1, 2 or 11 of Article III of the By-Laws or Section 4, 5 or 12 of Article IV of the By-Laws (in each case, as in effect on the date hereof), or the alteration, amendment or the repeal of, or the adoption of any provision inconsistent with, this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and PROVIDED, FURTHER, HOWEVER, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (ii) by action of the Board of Directors of the Corporation; provided, however, that in the case of any such action at a meeting of the Board of Directors, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be given not less than two days prior to the meeting. The Provisions of this paragraph (~~E~~D)(1) of this Article FIFTH are subject to Section 12 of Article II~~IV~~ of the By-Laws.

(2)   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

2.    The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, duly authorized, as of the              day of                             2015.

Phillips 66
By:
Name:
Title:
A-2 2015 PROXY STATEMENTA-2 2015 PROXY STATEMENT

Appendix B

NON-GAAP FINANCIAL MEASURES

The discussion of our results in the CD&A section of this proxy statement includes references to our "adjusted earnings," "cash from operations, excluding working capital," "VCIP ROCE," "PSP ROCE" and "cost management" amounts. These measures are not measures of financial performance under U.S. generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies using the same or similar terminology.

Adjusted Earnings

Adjusted earnings is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of our core operating performance. Management uses this measure as a factor in its assessment of performance for the purposes of compensation decisions. A reconciliation of adjusted earnings to net income attributable to Phillips 66, the most directly comparable GAAP financial measure, is set forth below.

YEAR ENDED DECEMBER 31	MILLION OF DOLLARS 2014

Net Income Attributable to Phillips 66	$4,762
Adjustments:
Asset dispositions	(494)
Impairments	200
Pending claims and settlements	(10)
Lower-of-cost-or-market inventory adjustments	30
Discontinued operations	(706)

Adjusted Earnings	$3,782

Cash from Operations, excluding working capital

Cash from operations, excluding working capital provides a view of how much cash our operating activities generate, without regard to working capital changes, which can create timing differences that may cause variability in a given period's cash flow. A reconciliation of cash from operations, excluding working capital to cash provided by operating activities, the most directly comparable GAAP financial measure, is set forth below.

YEAR ENDED DECEMBER 31	MILLION OF DOLLARS 2014

Cash provided by operating activities (CFO)	$3,529
Adjustments:
Net working capital impacts	1,020

CFO excluding working capital	$4,549

VCIP and PSP ROCE

We believe VCIP ROCE and PSP ROCE are important metrics for evaluating the quality of capital allocation decisions, measuring of portfolio value, and measuring the efficiency and profitability of a company's capital investments. Management uses these measures as factors in its assessment of performance for the purposes of compensation decisions. VCIP ROCE and PSP ROCE are ratios, the numerator of which is adjusted earnings plus after-tax interest expense, and the denominator of which is average adjusted total equity plus total debt. Our calculations of VCIP ROCE and PSP ROCE, and their reconciliation to ROCE prepared using GAAP amounts, are set forth below.

	MILLIONS OF DOLLARS EXCEPT AS INDICATED
YEARS ENDED DECEMBER 31	PSP AVERAGE 2012–2014	2014	2013	2012

Phillips 66—ROCE
Numerator
Net Income		4,797	3,743	4,131
After-tax interest expense		173	178	160

GAAP ROCE earnings		4,970	3,921	4,291
VCIP adjustments		(980)	182	1,263

VCIP ROCE earnings		3,990	4,103	5,554

Denominator
GAAP average capital employed*		29,634	28,163	25,732
VCIP cash adjustment		(2,303)	(1,450)	—

VCIP average capital employed		27,331	26,713	25,732

VCIP ROCE (percent)	17.2%	14.6%	15.4%	21.6%
GAAP ROCE (percent)	15.8%	16.8%	13.9%	16.7%

*
Total equity plus total debt

Cost Management

Cost management uses "VCIP controllable costs" as a measure of how effectively we manage costs versus internal targets. Management uses this measure as a factor in its assessment of performance for the purposes of compensation decisions. VCIP controllable costs is a non-GAAP financial measure because it excludes certain costs that management believes are not directly relevant to VCIP compensation decisions. A reconciliation of VCIP controllable costs to the sum of operating expenses and selling, general and administrative expenses, the most directly comparable GAAP measures, is set forth below.

YEAR ENDED DECEMBER 31	MILLION OF DOLLARS 2014

Operating expenses	$4,435
Selling, general and administrative expenses	1,663
Adjustments:
Certain employee benefits	(86)
Acquisitions/growth related	(112)
FX/utilities/intersegment eliminations	(25)

VCIP controllable costs	$5,875

B-2 2015 PROXY STATEMENTB-2 2015 PROXY STATEMENT

3010 BRIARPARK DRIVE HOUSTON, TX 77042

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5,2015, the day before the meeting date. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to complete an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Phillips 66 in mailing proxy materials, you can consent to receiving all future proxy statements, Voting Direction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2015, the day before the meeting date. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to Phillips 66, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE , MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS :

M84629-P63487	KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED .	DETACH AND RETURN THIS PORTION ONLY

PHILLIPS 66

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSALS 1 - 4.

1.	ELECTION OF DIRECTORS
		For	Against	Abstain
Nominees:

	1a. J. Brian Ferguson	☐	☐	☐

	1b. Harold W. McGraw III	☐	☐	☐

	1c. Victoria J. Tschinkel	☐	☐	☐	For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015.				☐	☐	☐

3.	To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers.				☐	☐	☐

4.	To consider and vote on a management proposal regarding the annual election of Directors.				☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

5.	To consider and vote on a shareholder proposal regarding greenhouse gas reduction goals.				☐	☐	☐

In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

If you plan to attend the Annual Meeting of Shareholders, you will be asked to verify that you are a shareholder by presenting this admission ticket together with a proper form of identification.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M84630-P63487

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2015

The shareholder(s) hereby appoint(s) Greg C. Garland and Paula A. Johnson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Phillips 66 that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Central Time, on May 6, 2015, at the Marriott Houston Westchase, 2900 Briarpark Drive, Houston, Texas, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE THREE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE; “FOR” RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015; “FOR” THE ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; “FOR” THE MANAGEMENT PROPOSAL REGARDING THE ANNUAL ELECTION OF DIRECTORS; AND “AGAINST” THE STOCKHOLDER PROPOSAL ON GREENHOUSE GAS REDUCTION GOALS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side